Filed Pursuant to Rule 424(b)(2)
Registration No. 333-240975

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	126,265	$7.41(2)	$162,723.60(2)	$21.12(2)

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional shares as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.

(2)

The registration fee related to 21,960 shares of common stock to be registered hereby was calculated in accordance with Rules 457(o) and 457(r) of the Securities Act. Payment of the registration fee for these securities at the time of filing of the registrant’s registration statement on Form S-3, filed with the Securities and Exchange Commission (the “SEC”), on August 5, 2020 (File No. 333-240975) (the “Registration Statement”), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act. This paragraph shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement. Proposed maximum offering price per unit estimated solely for the purposes of computing the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low reported sale prices of the registrant’s common stock on the New York Stock Exchange on August 3, 2020.

As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, this prospectus supplement includes unsold securities that have been previously registered. Accordingly, there is no registration fee due in connection with this prospectus supplement for these securities.

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this prospectus supplement include 104,305 unsold shares of common stock previously registered on our prospectus supplements dated November 26, 2008, June 19, 2009, September 18, 2009, December 18, 2009 and March 19, 2010 and an accompanying prospectus to our registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) on November 26, 2008 under File No. 333-155742, on our prospectus supplement dated September 9, 2011 and an accompanying prospectus to our registration statement on Form S-3 that we filed with the SEC on September 9, 2011 under File No. 333-176762, on our prospectus supplement dated August 20, 2014 and an accompanying prospectus to our registration statement on Form S-3 that we filed with the SEC on August 20, 2014 under File No. 333-198260, and on our prospectus supplement dated August 10, 2017 and an accompanying prospectus to our registration statement on Form S-3 that we filed with the SEC on August 10, 2017 under File No. 333-219872, which we collectively refer to as the “Prior Prospectuses.” In connection with the registration of such unsold shares of common stock on the Prior Prospectuses, we paid a registration fee of $461.41 which will continue to be applied to such unsold securities.

Prospectus Supplement

(To Prospectus dated August 5, 2020)

126,265 Shares

Common Stock

The 126,265 shares of our common stock, par value $.01 per share (“Common Stock”), that we may issue pursuant to this prospectus supplement and the accompanying prospectus were previously included in (i) prospectus supplements dated November 26, 2008, June 19, 2009, September 18, 2009, December 18, 2009 and March 19, 2010 and an accompanying prospectus to our registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) on November 26, 2008 under File No. 333-155742 (the “Original Registration Statement”), (ii) in a prospectus supplement dated September 9, 2011 and an accompanying prospectus to our registration statement on Form S-3 that we filed with the SEC on September 9, 2011 under File No. 333-176762 (the “Second Registration Statement”), (iii) in a prospectus supplement dated August 20, 2014 and an accompanying prospectus to our registration statement on Form S-3 that we filed with the SEC on August 20, 2014 under File No. 333-198260 (the “Third Registration Statement”), and (iv) in a prospectus supplement dated August 10, 2017 and an accompanying prospectus to our registration statement on Form S-3 that we filed with the SEC on August 10, 2017 under File No. 333-219872 (the “Fourth Registration Statement”). The Original Registration Statement filed on November 26, 2008 terminated upon the effectiveness on September 9, 2011 of the Second Registration Statement. The Second Registration Statement terminated upon the effectiveness on August 20, 2014 of the Third Registration Statement. The Third Registration Statement terminated upon the effectiveness on August 10, 2017 of the Fourth Registration Statement. The Fourth Registration Statement terminated upon the effectiveness of the registration statement on Form S-3 of which this prospectus supplement is a part.

This prospectus supplement relates to the issuance of up to an aggregate of 126,265 shares (the “Shares”) of our Common Stock, that we may issue to holders of:

(1)

common units (“MACWH Units”) of limited partnership interest in MACWH, LP, a Delaware limited partnership (“MACWH”), outstanding as of the date of this prospectus supplement, and those MACWH Units that may be issued in the future upon conversion of the Class A Convertible Preferred Units (“MACWH CPUs”) of limited partnership interest in MACWH, upon tender of those MACWH Units for redemption. Walleye Retail Investments LLC, the general partner of MACWH, is a wholly owned indirect subsidiary of The Macerich Partnership, L.P., our operating partnership (the “Operating Partnership”);

(2)	MACWH CPUs, upon tender of those MACWH CPUs for redemption; and

(3)

common units (“OP Units”) of limited partnership interest in the Operating Partnership, issued upon conversion of series D preferred units of limited partnership interest in the Operating Partnership (“Series D Preferred Units”), upon tender of those OP Units for redemption.

The MACWH Units and MACWH CPUs were originally issued to various persons on April 25, 2005 in connection with our acquisition of Wilmorite Properties, Inc. and Wilmorite Holdings, L.P. The Shares, in part, represent Common Stock that we were required to register pursuant to a registration rights agreement with the holders of the MACWH Units and MACWH CPUs. The Shares also represent additional shares of Common Stock that may be issued as a result of adjustments made to the conversion ratio or factor of the MACWH Units, the MACWH CPUs and the Series D Preferred Units in connection with the dividend and distribution payable to our stockholders and OP Unit holders of record as of May 11, 2009, August 12, 2009, November 12, 2009, February 16, 2010 and April 22, 2020 (the “Record Dates”). The issuance, prior to any conversion ratio or factor adjustments, of Common Stock to holders of OP Units (issued upon conversion of Series D Preferred Units), was previously registered by us.

The registration of the Shares covered by this prospectus supplement does not necessarily mean that any of the holders of MACWH Units, MACWH CPUs, OP Units or Series D Preferred Units will exercise their conversion and/or redemption rights, as applicable, or that upon any such redemption we will elect, in our sole and absolute discretion, to redeem some or all of the MACWH Units, MACWH CPUs or OP Units by issuing some or all of the Shares instead of paying the applicable redemption price in cash.

We will receive no cash proceeds from any issuance of the Shares covered by this prospectus supplement, but we will acquire additional MACWH Units, MACWH CPUs and OP Units in exchange for any such issuances. We will pay all registration expenses.

Our Common Stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “MAC.” On August 4, 2020, the last reported sale price of our Common Stock on the NYSE was $8.14 per share.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page S-4.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 5, 2020.

PROSPECTUS SUPPLEMENT

PROSPECTUS

This document consists of two parts. The first part is this prospectus supplement, which relates to the possible issuance of the Shares upon redemption of MACWH Units, MACWH CPUs and OP Units and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to any potential redemption of MACWH Units, MACWH CPUs and OP Units. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand,

i

and the information contained in the accompanying prospectus or any document incorporated by reference herein that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. The offering of the Shares may be restricted by law in certain non-U.S. jurisdictions. This prospectus supplement is not an offer to sell nor does it seek an offer to buy any Shares in any jurisdiction where the offer or sale is not permitted.

ii

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement. It may not contain all of the information that is important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement before deciding whether to invest in the Shares.

Unless otherwise stated, or the context otherwise requires, references in this prospectus supplement to the “Company,” “Macerich,” “we,” “us” and “our” refer to The Macerich Company, those entities owned or controlled by The Macerich Company and predecessors of The Macerich Company.

OUR COMPANY

We are involved in the acquisition, ownership, development, redevelopment, management and leasing of regional and community/power shopping centers located throughout the United States. We are the sole general partner of, and own a majority of the ownership interests in, the Operating Partnership. As of June 30, 2020, the Operating Partnership owned or had an ownership interest in 47 regional shopping centers, five community/power shopping centers and other assets aggregating approximately 51 million square feet of gross leasable area.

We are a self-administered and self-managed real estate investment trust (“REIT”) and conduct all of our operations through the Operating Partnership and our management companies.

We were organized as a Maryland corporation in September 1993. Our principal executive offices are located at 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401. Our telephone number is (310) 394-6000.

THE OFFERING

Securities offered	This prospectus supplement relates to the issuance of up to 104,447 Shares, to holders of MACWH Units and MACWH CPUs, upon tender of those MACWH Units or MACWH CPUs for redemption, including shares that may be issued as a result of adjustments made to the conversion factor of the MACWH Units and MACWH CPUs, as further explained below. The MACWH Units and MACWH CPUs were originally issued to various persons on April 25, 2005 in connection with our acquisition of Wilmorite Properties, Inc. and Wilmorite Holdings, L.P. We were required to register these shares pursuant to a registration rights agreement with these holders of the MACWH Units and MACWH CPUs.

Additionally, this prospectus supplement relates to the issuance of up to 21,818 Shares that may be issued as a result of adjustments made to the conversion ratio of the Series D Preferred Units, as further explained below.

On May 1, 2009, July 31, 2009, October 30, 2009 and February 4, 2010, we announced that our board of directors (the “Board of Directors”) declared a dividend of $0.60 per share of our Common

Stock (the “Prior Dividends”) that was paid on June 22, 2009, September 21, 2009, December 21, 2009 and March 22, 2010, respectively, in a combination of cash and shares of our Common Stock, at the election of the stockholder, subject to a limitation that the aggregate amount of cash payable to holders of our Common Stock would not exceed 10% of the aggregate amount of the dividend, or $0.06 per share. On March 16, 2020, we announced that the Board of Directors declared a dividend of $0.50 per share of our Common Stock (the “2020 Dividend” and, together with the Prior Dividends, the “Dividends”) that was paid on June 3, 2020 in a combination of cash and shares of our Common Stock, at the election of the stockholder, subject to a limitation that the aggregate amount of cash payable to holders of our Common Stock would not exceed 20% of the aggregate amount of the dividend, or $0.10 per share.

We determined that, in connection with (i) the Prior Dividends, the Operating Partnership would make a comparable distribution of $0.60 per OP Unit and per long term incentive plan unit of limited partnership in the Operating Partnership (the “Prior Distributions”) to unitholders of record as of the close of business on the applicable Record Date and (ii) the 2020 Dividend, the Operating Partnership would make a comparable distribution of $0.50 per OP Unit and per long term incentive plan unit of limited partnership in the Operating Partnership (the “2020 Distribution,” and together with the “Prior Distributions,” the “Distributions”) to unitholders of record as of the close of business on the applicable Record Date. The Prior Distributions were made on June 22, 2009, September 21, 2009, December 21, 2009 and March 22, 2010 and the 2020 Distribution was made on June 3, 2020. In connection with the Prior Distributions, each unitholder received 10% of the distribution in cash and had the option to receive the remaining 90% of the distribution in either (i) shares of our Common Stock or (ii) OP Units (with one OP Unit being valued for this purpose the same as one share of Common Stock). The Operating Partnership issued approximately 341,787 OP Units in connection with the Distributions and we issued approximately 7,162,470 shares of our Common Stock in connection with the Prior Dividends and Prior Distributions. In connection with the 2020 Distribution, each unitholder had the option to receive the distribution in (i) 100% cash, subject to the cash limit of $0.10 per share, or (ii) 100% OP Units (with one OP Unit being valued for this purpose the same as one share of Common Stock). The Operating Partnership issued approximately 608,853 OP Units in connection with the 2020 Distribution and we issued approximately 7,759,280 shares of our Common Stock in connection with the 2020 Dividend.

In accordance with the 2005 Amended and Restated Agreement of Limited Partnership of MACWH (the “MACWH Agreement”), the conversion factor for MACWH Units and MACWH CPUs was adjusted in accordance with the MACWH Agreement, effective as of the Record Dates, to reflect the number of shares of our Common Stock issued in connection with the Dividends to our stockholders.

In accordance with the terms of the Amended and Restated Limited Partnership Agreement of the Operating Partnership, as amended (the “Operating Partnership Agreement”), the conversion ratio of the Series D Preferred Units was adjusted, effective as of the Record Dates, so that the holder of any Series D Preferred Unit thereafter surrendered for conversion is entitled to receive the number of OP Units that such holder would have owned after the payment of the Distribution had such Series D Preferred Units been converted into OP Units immediately prior to the Record Dates.

The issuance, prior to any conversion ratio or factor adjustments, of Common Stock to holders of OP Units (issued upon conversion of Series D Preferred Units), was previously registered by us.

NYSE symbol for our Common Stock	“MAC”

Use of proceeds	We will receive no cash proceeds from any issuance of the Shares covered by this prospectus supplement, but we will acquire additional MACWH Units, MACWH CPUs and OP Units in exchange for any such issuances. We will pay all registration expenses.

Risk factors	Before investing in the Shares, you should carefully read and consider the information set forth in “Risk Factors” beginning on page S-4 of this prospectus supplement and all other information appearing elsewhere and in the documents incorporated herein by reference.

RISK FACTORS

In addition to other information contained in this prospectus supplement and the accompanying prospectus, you should carefully consider the risks described below and in the documents incorporated by reference in this prospectus supplement before making an investment decision. These risks are not the only ones facing our Company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of the shares of our common stock could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our Annual Report on Form 10-K for the year ended December 31, 2019, (ii) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and (iii) documents we file with the SEC after the date of this prospectus supplement and which are deemed incorporated by reference in this prospectus supplement. See “Where You Can Find More Information and Incorporation by Reference.”

You should carefully consider the tax consequences of having your MACWH Units and MACWH CPUs redeemed.

The exercise of your right to require the redemption of your MACWH Units or MACWH CPUs may be treated for tax purposes as a sale of MACWH Units or MACWH CPUs, respectively. If a redemption were treated as a sale, this sale will be fully taxable to you, and you will be treated as realizing for tax purposes an amount equal to the sum of (i) the cash and/or the value of the Common Stock received in the redemption plus (ii) the amount of MACWH liabilities considered allocable to the redeemed MACWH Units or MACWH CPUs at the time of the redemption, including MACWH’s share of the liabilities of certain entities in which MACWH owns an interest. Depending upon your particular circumstances, the amount of gain recognized, or even the tax liability resulting from that gain, could exceed the amount of cash and the value of other property, e.g., the Common Stock, you receive. Accordingly, unitholders may be required to fund the corresponding tax liability associated with the redemption from other sources. See “Certain Material United States Federal Income Tax Considerations—Tax Consequences of Redemption of MACWH Units and MACWH CPUs” for more information on these tax consequences.

You should carefully consider the tax consequences of having your OP Units redeemed.

The exercise of your right to require the redemption of your OP Units may be treated for tax purposes as a sale of OP Units. If a redemption were treated as a sale, this sale will be fully taxable to you, and you will be treated as realizing for tax purposes an amount equal to the sum of (i) the cash and/or the value of the Common Stock received in the redemption plus (ii) the amount of the Operating Partnership liabilities considered allocable to the redeemed OP Units at the time of the redemption, including the Operating Partnership’s share of the liabilities of certain entities in which the Operating Partnership owns an interest. Depending upon your particular circumstances, the amount of gain recognized, or even the tax liability resulting from that gain, could exceed the amount of cash and the value of other property, e.g., the Common Stock, you receive. Accordingly, unitholders may be required to fund the corresponding tax liability associated with the redemption from other sources. See “Certain Material United States Federal Income Tax Considerations—Tax Consequences of Redemption of OP Units” for more information on these tax consequences.

REDEMPTION OF MACWH UNITS, MACWH CPUS AND OP UNITS

Holders of MACWH Units and MACWH CPUs

Prior to the Dividends, a holder of MACWH Units could require MACWH to redeem all or a portion of the holder’s MACWH Units at a cash redemption price per MACWH Unit equal to the 10-day average trading price of a share of our Common Stock multiplied by a conversion factor (the “Conversion Factor”) equal to one (1) (subject to equitable adjustment for customary charges in capitalization) plus an amount equal to certain unpaid distributions, if any. Following the Dividends, the Conversion Factor was adjusted to approximately 1.13933. As an alternative to paying the redemption price in cash, we may elect, in our sole discretion, to purchase MACWH Units offered for redemption by issuing a number of shares of our Common Stock equal to the number of MACWH Units offered for redemption multiplied by the Conversion Factor.

Prior to the Dividends, holders of MACWH CPUs could require MACWH to redeem all or a portion of such MACWH CPUs at a cash redemption price per MACWH CPU equal to the 10-day average trading price of an equal number of shares of our Common Stock (subject to equitable adjustment for customary changes in capitalization) multiplied by (i) the conversion rate of approximately 0.83333 between the MACWH CPUs and MACWH Units (the “Conversion Rate”) and as then multiplied by (ii) the Conversion Factor and plus an amount equal to certain unpaid distributions, if any, attributable to the MACWH CPUs, and plus a pro-rated amount attributable to distributions on such MACWH CPUs for the most recent quarter end. The Dividends did not require an adjustment to the Conversion Rate. Following the Dividends, the Conversion Factor was adjusted to approximately 1.02541. As an alternative to paying the redemption price in cash, we may elect, in our sole discretion, to purchase MACWH CPUs offered for redemption by issuing a number of shares of our Common Stock equal to the number of MACWH CPUs offered for redemption multiplied by an approximate 0.90009 exchange rate (i.e., approximately 0.90009 share of our Common Stock for each MACWH CPU redeemed).

If we elect to purchase the MACWH Units or MACWH CPUs offered for redemption, we must notify the redeeming holder within a fixed time period that MACWH will not be obligated to satisfy the redemption right of the redeeming holder and, for tax purposes, we will treat the transaction between us and the redeeming holder as a sale by the redeeming holder. A holder may not exercise the redemption right for less than one thousand (1,000) MACWH Units or MACWH CPUs or, if such holder holds less than one thousand (1,000) MACWH Units or MACWH CPUs, all of the MACWH Units or MACWH CPUs held by such holder. The redeeming holder shall have no right, with respect to any MACWH Units or MACWH CPUs so redeemed, to receive any distributions paid on or after the specified redemption date (unless MACWH or, if applicable, Macerich shall have failed to redeem or purchase such MACWH Units or MACWH CPUs as of such time). See also “Description of MACWH Units and MACWH CPUs—Redemption and Conversion” for other special redemption rights and limitations.

Redemption Procedures

A holder may exercise the right to redeem MACWH Units or MACWH CPUs by providing to MACWH and us an appropriate notice, as described in the MACWH Agreement. A holder may also be required to furnish certain other certificates and forms. The MACWH Agreement establishes some limitations on the right to redeem MACWH Units and MACWH CPUs. See “Description of MACWH Units and MACWH CPUs—Redemption and Conversion.”

Once we receive a notice of redemption with respect to MACWH Units or MACWH CPUs, we will determine whether to redeem the tendered MACWH Units or MACWH CPUs for cash or for shares of Common Stock or whether MACWH will redeem the tendered MACWH Units or MACWH CPUs. Any shares of Common Stock that we issue will be validly issued, fully paid and nonassessable.

When a holder redeems MACWH Units or MACWH CPUs, the holder’s right to receive distributions on the MACWH Units or MACWH CPUs so redeemed will cease for all periods thereafter. No redemption can occur if delivery of MACWH Units or MACWH CPUs on the specified date to the holder seeking redemption would be prohibited under our Articles of Amendment and Restatement, as further amended, corrected and supplemented (our “Charter”), the MACWH Agreement or applicable federal or state securities laws.

Registration Rights

We have filed this prospectus supplement dated August 5, 2020 under the registration statement, dated August 5, 2020 (the “Registration Statement”), pursuant to our obligations under a registration rights agreement entered into with various persons on April 25, 2005 in connection with our acquisition of Wilmorite Properties, Inc. and Wilmorite Holdings, L.P. Under the registration rights agreement, we are obligated to use our reasonable best efforts to keep the Registration Statement continuously effective until all holders have tendered for redemption their outstanding MACWH Units or MACWH CPUs. We have no obligation under the registration rights agreement to retain any underwriter to effect the sale of the shares covered thereby, and the Registration Statement is not available for use for an underwritten public offering of such shares.

We have the right under the registration rights agreement to defer the updating of the Registration Statement of which this prospectus supplement and accompanying prospectus is a part, or suspend sales under the Registration Statement for a period of not more than 105 days during any one-year period ending on December 31. To exercise this right, we must furnish to the related holders of MACWH Units or MACWH CPUs a certificate signed by one of our executive officers or any of our directors certifying that, in our good faith judgment, it would be detrimental to us or our stockholders to amend the Registration Statement at that time or to continue sales under the Registration Statement, and, therefore, we have elected to defer the amendment of the Registration Statement or suspend sales under the Registration Statement of which this prospectus supplement and accompanying prospectus is a part. We also have the right to require such holders not to make any public sale of our Common Stock during the 15-day period prior to, and during the 90-day period beginning on, the date of pricing of any registered offering of our securities.

Pursuant to the registration rights agreement, we agreed to pay all expenses of effecting the registration of securities covered by this prospectus supplement (other than underwriting discounts, selling commissions and stock transfer taxes, if any).

Holders of Series D Preferred Units

Prior to the Distributions, holders of Series D Preferred Units had the right to convert all or a portion of their Series D Preferred Units into OP Units, on a one-to-one basis. Following the Distributions, the Series D Preferred Units have the right to convert all or a portion of their Series D Preferred Units into OP Units, at a conversion rate of 1.13935 OP Units per Series D Preferred Unit.

Subject to the limitations set forth in the Operating Partnership Agreement, holders of OP Units will have the right to redeem their OP Units in whole or in part for an equal number of shares of Common Stock, subject to adjustment in the event of certain dilutive or other capital events. A holder of OP Units may generally not exercise the redemption right for less than two thousand (2,000) OP Units or, if such holder holds less than two thousand (2,000) OP Units, all of the OP Units held by such holder. We have the right to pay holders of OP Units an amount of cash equal to the value of the Common Stock otherwise issuable to such holders upon tender of their OP Units, as determined in accordance with the Operating Partnership Agreement, instead of issuing Common Stock to such holders.

Subject to the limitations set forth in the Operating Partnership Agreement, holders of Series D Preferred Units also have the right to redeem their Series D Preferred Units in whole or in part for an equal number of shares of series D preferred stock in the Company (“Series D Preferred Stock”), subject to adjustment in the event of certain dilutive or other capital events. We have the right to pay holders of Series D Preferred Units $36.55 plus accrued and unpaid dividends with respect to each Series D Preferred Unit tendered for redemption instead of issuing Series D Preferred Stock to the holders.

OP Unit Redemption Procedures

A holder of OP Units may exercise the right to redeem OP Units by providing to us an appropriate notice, as described in the Operating Partnership Agreement. A holder of OP Units may also be required to furnish certain other certificates and forms. The Operating Partnership Agreement establishes certain limitations on the right to redeem OP Units.

Once we receive a notice of redemption with respect to OP Units, we will determine whether to redeem the tendered OP Units for cash or shares of our Common Stock.

When a holder of OP Units redeems OP Units, the holder’s right to receive distributions on the OP Units so redeemed will cease for all periods thereafter. No redemption can occur if delivery of OP Units on the specified date to the holder seeking redemption would be prohibited under our Charter, the Operating Partnership Agreement or applicable federal or state securities laws.

Registration Rights

We have filed this prospectus supplement, in part, under the registration statement, dated August 5, 2020 and our registration statement, dated July 15, 2003 (collectively, the “Registration Statements”), pursuant to our obligations in conjunction with certain agreements entered into in connection with the acquisition of Westcor Realty Limited Partnership and its affiliated companies. Under these agreements, we are obligated to use our reasonable best efforts to keep the Registration Statements continuously effective until all holders have tendered for redemption their outstanding Series D Preferred Units and any OP Units issued upon conversion of Series D Preferred Units. We have no obligation under these agreements to retain any underwriter to effect the sale of the shares covered thereby, and the Registration Statements are not available for use for an underwritten public offering of such shares.

We have the right under these agreements to suspend sales under the Registration Statements for a period of not more than 105 days during any one-year period ending on December 31. To exercise this right, we must furnish to the holders of outstanding Series D Preferred Units and any OP Units issued upon conversion of Series D Preferred Units a certificate signed by one of our executive officers or any of our directors certifying that, in our good faith judgment, it would be detrimental to us or our stockholders to amend the Registration Statements at that time (or to continue sales under a filed registration statement). We also have the right to require such holders not to make any public sale of our Common Stock during the 15-day period prior to, and during the 90-day period beginning on, the date of pricing of any registered offering of our securities.

Pursuant to these agreements, we agreed to pay all expenses of effecting the registration of securities covered by this prospectus supplement (other than underwriting discounts, selling commissions and stock transfer taxes, if any).

DESCRIPTION OF SERIES D PREFERRED UNITS AND OP UNITS

The material terms of the Series D Preferred Units and OP Units, including a summary of certain provisions of the Operating Partnership Agreement, as in effect as of the date of this prospectus supplement, are set forth below. The following description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of Delaware law and the Operating Partnership Agreement. For a comparison of the voting and other rights of holders of OP Units and our stockholders, see “Comparison of Ownership of OP Units and Our Shares.”

Series D Preferred Units

Rank

The Series D Preferred Units rank, with respect to the payment of distributions and the distribution of amounts upon voluntary or involuntary liquidation, dissolution or winding-up of the Operating Partnership, as follows:

•

senior to all classes or series of OP Units and to all other units of limited partnership interest in the Operating Partnership (the “Units”), the terms of which provide that they will rank junior to the Series D Preferred Units;

•

on parity with each series of preferred Units issued by the Operating Partnership that does not expressly provide that it ranks junior or senior in right of payment to the Series D Preferred Units with respect to payment of distributions or amounts upon liquidation, dissolution or winding-up; and

•	junior to any class or series of Units issued by the Operating Partnership that ranks senior to the Series D Preferred Units in accordance with the Operating Partnership Agreement.

Voting Rights

The Operating Partnership may not, without the affirmative consent of the holders of at least a majority of the Series D Preferred Units outstanding at the time:

•

authorize, create, issue or increase the authorized or issued amount of, any class or series of partnership interests in the Operating Partnership ranking prior to the Series D Preferred Units with respect to the payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Operating Partnership or reclassify any OP Units into such partnership interests, or create, authorize or issue any obligation or security convertible or exchangeable into or evidencing the right to purchase any such partnership interests; or

•

amend, alter or repeal the provisions of the Operating Partnership Agreement, whether by merger or consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Units or the holders thereof.

Certain events are described in the Operating Partnership Agreement that are deemed not to materially and adversely affect any such right, preference, privilege or voting power or otherwise require the vote or consent of the holders of the Series D Preferred Units. Each Series D Preferred Unit will have one vote for the foregoing purposes and except as otherwise required by applicable law or in the Operating Partnership Agreement, the Series D Preferred Units will not have any voting rights or powers and the consent of the holders will not be required for the taking of any action.

Distributions

With respect to each distribution period and subject to the rights of the holders of preferred Units ranking senior to or on parity with the Series D Preferred Units, the holders of Series D Preferred Units are entitled to receive, when, as and if declared, quarterly cumulative cash distributions in an amount per Series D Preferred Unit equal to the greater of:

•	$0.6725, and

•	the amount of the regular quarterly cash distribution for such distribution period upon the number of OP Units (or portion thereof) into which such Series D Preferred Unit is then convertible.

No distribution on the Series D Preferred Units will be declared at any time if the terms of any agreement to which the Operating Partnership is a party, including any debt instrument, prohibits such declaration, payment or setting apart for payment or if any of these actions would constitute a breach or a default, or are restricted or prohibited by law. However, distributions on the Series D Preferred Units will accumulate whether or not any of these restrictions exist.

So long as any Series D Preferred Units are outstanding, (i) no distributions (other than in OP Units or other Units ranking junior to the Series D Preferred Units) will be declared or paid upon the OP Units or any other Units ranking junior to or on a parity with the Series D Preferred Units, and (ii) no OP Units or other Units ranking junior to or on a parity with the Series D Preferred Units will be redeemed, purchased or otherwise acquired for any consideration by the Operating Partnership (except as expressly permitted in the Operating Partnership Agreement), unless, in the case of either clause (i) or (ii), full cumulative distributions have been or contemporaneously are declared and paid or declared and set apart for such payment on the Series D Preferred Units for all distribution periods ending on or prior to the applicable distribution, redemption, purchase or acquisition date.

When distributions are not paid in full (or a sum sufficient for such full payment is not set apart for such payment) upon the Series D Preferred Units and any other Units ranking on a parity as to payment of distributions with the Series D Preferred Units, all distributions declared upon the Series D Preferred Units and any other Units ranking on a parity as to payment of distributions with the Series D Preferred Units will be declared pro rata so that the amount of distributions declared per Series D Preferred Unit and such other Units will in all cases bear to each other the same ratio that accrued distributions per Series D Preferred Unit and such other Units bear to each other (not including any accumulation in respect of unpaid distributions for prior distribution periods if such Units do not have cumulative distributions).

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Operating Partnership, before any payment or distribution of the assets of the Operating Partnership will be made to the holders of OP Units or any other Units ranking junior to the Series D Preferred Units, the holders of the Series D Preferred Units will be entitled to receive, after payment of all debts and other liabilities of the Operating Partnership, according to their positive capital account balances, an amount equal to $36.55, plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution. If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Operating Partnership, the assets of the Operating Partnership are insufficient to pay in full the preferential amount on the Series D Preferred Units and liquidating payments on any other Units ranking on parity, then such assets, or the proceeds thereof, will be distributed among the holders of Series D Preferred Units and any such other Units ratably.

Conversion

Holders of Series D Preferred Units have the right to convert all or a portion of their Series D Preferred Units into OP Units, at a conversion rate of 1.13935 (as adjusted from a previous conversion rate of one-to-one), subject to certain further adjustments meant to address future dilutive or other capital events of the Operating Partnership, if any.

Redemption

Subject to the limitations set forth in the Operating Partnership Agreement, holders of Series D Preferred Units have the right to redeem their Series D Preferred Units in whole or in part initially for an equal number of shares of our Series D Preferred Stock, subject to adjustment in the event of certain dilutive or other capital events. We have the right to pay $36.55 in cash plus accrued and unpaid dividends with respect to each Series D Preferred Unit tendered for redemption instead of issuing Series D Preferred Stock. Any shares of Series D Preferred Stock we issue will be subject to the ownership restrictions and limitations set forth in Article Eighth of our Charter, which are incorporated by reference into the registration statement of which this prospectus supplement is a part. See “Description of Our Capital Stock” in the accompanying prospectus.

Transfer Restrictions

The Operating Partnership Agreement provides that, without the consent of our Company as the general partner, limited partners may not transfer, assign, sell, encumber or otherwise dispose of their interest in the Operating Partnership, other than to affiliates who agree to assume the obligations of the transferor under the Operating Partnership Agreement.

Because the Series D Preferred Units were issued in a private placement, and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), they may not be resold unless they are registered under the Securities Act and registered or qualified under any applicable state securities law, or unless an exemption from such registration or qualification is available.

OP Units

Rank

The OP Units rank junior to the preferred Units issued by the Operating Partnership. Our Company, as general partner, is authorized, in its sole discretion, to cause the Operating Partnership to issue additional OP Units or other limited partnership interests in the Operating Partnership for any partnership purpose at any time to the limited partners or to other persons on terms established by our Company within the boundaries set forth in the Operating Partnership Agreement. The Operating Partnership may also issue preferred Units, having such rights, preferences and other privileges, variations and designations as our Company may determine in its sole and absolute discretion, as provided in the Operating Partnership Agreement. The Operating Partnership Agreement requires our Company to invest, contribute or otherwise transfer the net proceeds of any sale of securities by our Company to the Operating Partnership in exchange for equivalent securities of the Operating Partnership.

Voting

As the general partner of the Operating Partnership, our Company has been granted by the limited partners the right to vote and give consents and approvals on behalf of any absolute majority of all OP Units and preferred Units held by the limited partners as a class with respect to any matters that may require the vote, consent or approval of the limited partners under the Operating Partnership Agreement, with the exception of (i) a merger or sale of substantially all of the Operating Partnership’s assets, which would require the consent of 75% of the outstanding OP Units, or (ii) as otherwise provided by the terms of any preferred Units.

Distributions

The Operating Partnership Agreement generally provides that all or a portion of the net cash flow of the Operating Partnership will be distributed from time to time (but at least quarterly) as determined by our Company pro rata in accordance with the partner’s percentage interest. Distributions to the OP Units rank junior to all preferred Units issued by the Operating Partnership.

Liquidation Preference

The OP Units rank, with respect to the payment of distributions and the distribution of amounts upon voluntary or involuntary liquidation, dissolution or winding-up of the Operating Partnership, junior to all classes of preferred Units issued by the Operating Partnership.

Redemption

Subject to the limitations set forth in the Operating Partnership Agreement, holders of the OP Units have the right to redeem their OP Units in whole or in part for an equal number of shares of our Common Stock, subject to adjustment in the event of certain dilutive or other capital events. We have the right to pay redeeming holders an amount of cash equal to the value of the Common Stock otherwise issuable to them upon tender of their OP Units, as determined in accordance with the Operating Partnership Agreement, instead of issuing our Common Stock. Any shares of our Common Stock we issue will be subject to the ownership restrictions and limitations set forth in Article Eighth of our Charter, which are incorporated by reference into the registration statement of which this prospectus supplement is a part. See “Description of Our Capital Stock” in the accompanying prospectus.

Transfer Restrictions

The Operating Partnership Agreement provides that, without the consent of our Company, as the general partner, limited partners may not transfer, assign, sell, encumber or otherwise dispose of their interest in the Operating Partnership, other than to affiliates who agree to assume the obligations of the transferor under the Operating Partnership Agreement.

Because the issuance of any OP Units to tendering holders of Series D Preferred Units will not be registered under the Securities Act, the OP Units may not be resold unless they are registered under the Securities Act and registered or qualified under any applicable state securities law, or unless an exemption from such registration or qualification is available.

DESCRIPTION OF MACWH UNITS AND MACWH CPUS

The material terms of the MACWH Units and MACWH CPUs, including a summary of certain provisions of the MACWH Agreement, as in effect as of the date of this prospectus supplement, are set forth below. The following description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of Delaware law and the MACWH Agreement. For a comparison of the voting and other rights of holders of MACWH Units and MACWH CPUs and our stockholders, see “Comparison of Ownership of MACWH Units and MACWH CPUs and Our Shares.”

Rank

As general partner, Walleye Retail Investments LLC (“Walleye”) is authorized, in its sole discretion, to cause MACWH to issue additional MACWH Units, MACWH CPUs or other limited partnership interests in MACWH for any partnership purpose at any time to the limited partners or to other persons on terms established by the general partner within the boundaries set forth in the MACWH Agreement. MACWH may also issue preferred partnership units, having such rights, preferences and other privileges, variations and designations as the general partner may determine in its sole and absolute discretion, as provided in the MACWH Agreement.

Distributions

Subject to certain limitations, MACWH Units will receive a quarterly distribution that will track, in part, quarterly dividends made on our Common Stock on an as-converted basis. MACWH CPU holders will receive a quarterly distribution comprised of both a fixed component and a component that floats with the regular dividend paid on shares of our Common Stock. See “Comparison of Ownership of MACWH Units and MACWH CPUs and Our Shares—Nature of Investment.”

Redemption and Conversion

MACWH limited partners have certain rights under the MACWH Agreement to redeem and/or convert, in certain cases, their MACWH Units and MACWH CPUs.

General Redemption Right for Units of MACWH

Prior to the Dividends, a holder of MACWH Units could require MACWH to redeem all or a portion of the holder’s MACWH Units at a cash redemption price per MACWH Unit equal to the 10-day average trading price of a share of our Common Stock multiplied by the Conversion Factor equal to one (1) (subject to equitable adjustment for customary charges in capitalization) plus an amount equal to certain unpaid distributions, if any. As a result of the Dividends, the Conversion Factor was adjusted to approximately 1.13933. As an alternative to paying the redemption price in cash, we may elect, in our sole discretion, to purchase MACWH Units offered for redemption by issuing a number of shares of our Common Stock equal to the number of MACWH Units offered for redemption multiplied by the Conversion Factor.

Prior to the Dividends, holders of MACWH CPUs could require MACWH to redeem all or a portion of such MACWH CPUs at a cash redemption price per MACWH CPU equal to the 10-day average trading price of an equal number of shares of our Common Stock (subject to equitable adjustment for customary changes in capitalization) multiplied by (i) the Conversion Rate and as then multiplied by (ii) the Conversion Factor and plus an amount equal to certain unpaid distributions, if any, attributable to the MACWH CPUs, and plus a pro-rated amount attributable to distributions on such MACWH CPUs for the most recent quarter end. The Dividends did not require an adjustment to the Conversion Rate. As a result of the Dividends, the Conversion Factor was adjusted to approximately 1.02541. As an alternative to paying the redemption price in cash, we may elect, in our sole discretion, to purchase MACWH CPUs offered for redemption by issuing a number of shares of our Common Stock equal to the number of MACWH CPUs offered for redemption multiplied by an approximate

0.90009 exchange rate (i.e., approximately 0.90009 share of our Common Stock for each MACWH CPU redeemed). See “Redemption of MACWH Units, MACWH CPUs and OP Units—Holders of MACWH Units and MACWH CPUs.”

MACWH CPU Conversion Right

The holders of MACWH CPUs have a conversion right pursuant to which limited partners may convert all or a portion of their MACWH CPUs into MACWH Units at any time. In the event of such conversion, the MACWH CPUs will be converted to MACWH Units by multiplying the number of MACWH CPUs to be converted by the Conversion Rate (as may be adjusted for certain dividends, subdivisions or combinations of MACWH Units).

Transfer Restrictions

A limited partner (other than us, Walleye, the Operating Partnership or any of our or its respective subsidiaries or affiliates) may not transfer (including any sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by operation of law or otherwise) all or any portion of its MACWH Units or MACWH CPUs (or any of its economic rights as a limited partner) without the prior written consent of Walleye, which consent may be given or withheld in Walleye’s sole and absolute discretion. Additionally, Walleye may prohibit any transfer of partnership interests by a limited partner if such a transfer would require the filing of a registration statement under the Securities Act or would violate federal or state securities laws.

After giving Walleye five (5) business days written notice and such information about the transferee as Walleye may reasonably request in order to determine, among other things, that the transfer is not a transaction that might jeopardize our REIT status, a limited partner may transfer its MACWH Units or MACWH CPUs to a person who is, at the time of the transfer, a limited partner, a person who is a member of such limited partner’s family group, a person who or which is an affiliate of such limited partner, or any lenders to such limited partner through a pledge of such limited partner’s partnership interest (provided, however, that no limited partner may pledge, encumber, hypothecate or mortgage any of its MACWH Units or MACWH CPUs without the prior consent of Walleye, such consent not to be unreasonably withheld or delayed). Notwithstanding a limited partner’s ability to pledge its partnership interests, Walleye’s consent is required to transfer any MACWH Units or MACWH CPUs to (a) a lender to MACWH or (b) any person who is related (within the meaning of Section 1.752-4(b) of the Internal Revenue Code of 1986, as amended (the “Code”)) to any lender to Walleye whose loan constitutes a non-recourse liability. Such consent may be given or withheld by Walleye in its sole and absolute discretion.

In addition, a limited partner may not transfer its MACWH Units or MACWH CPUs to any person, including a redemption or exchange under the MACWH Agreement, if it would have certain adverse legal or regulatory effects on us, the Operating Partnership or MACWH.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain material U.S. federal income tax considerations that may be relevant to a U.S. Holder (as defined below) who receives our Common Stock upon redemption of his, her or its MACWH Units, MACWH CPUs or OP Units (collectively, the “Units” for purposes of this section). This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that our operation and the operation of the Operating Partnership and MACWH, and each of their subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation which may be important to a particular investor in light of its specific investment or tax circumstances, or if a particular investor is subject to special tax rules (for example, if a particular investor is a financial institution, broker-dealer, insurance company, tax-exempt organization, partnership, grantor trust or other pass-through entity (or person holding Units through a partnership, grantor trust or other pass-through entity) or, except to the extent discussed below, a Non-U.S. Holder (as defined below), or if an investor received his Units in connection with providing services to the Company, the Operating Partnership or MACWH, or the investor otherwise provides services to the Company, the Operating Partnership, MACWH or their subsidiaries, as applicable, as determined for U.S. federal income tax purposes). Except to the extent discussed below under “—Non-U.S. Holders,” this discussion only applies to unit holders that provide an affidavit to the Operating Partnership or MACWH, as applicable, at the time their Units are redeemed, accurately stating, under penalties of perjury, the holder’s taxpayer identification number and that the holder is not a non-U.S. person. This summary also assumes that Units are held as capital assets. No advance ruling has been or will be sought from the IRS, and no opinion of counsel will be received, regarding the U.S. federal, state, local or non-U.S. tax consequences discussed herein. The U.S. federal income tax consequences to a holder of Units that exchanges its Units for shares of Common Stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law. No clear precedent or authority may be available on some questions. This summary supplements the discussion of “Material United States Federal Income Tax Considerations” in the accompanying Prospectus.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Units, the tax treatment of such partnership, or a partner in the partnership, generally will depend on the status of the partner and the activities of the partnership. Partnerships holding Units, and persons that are partners in partnerships holding Units, should consult their own tax advisors regarding the tax consequences of the transactions and matters described herein.

As used herein, a “U.S. Holder” is a beneficial owner of MACWH Units, MACWH CPUs or OP Units, as applicable, that is, for U.S. federal income tax purposes, (a) an individual citizen or resident of the United States, (b) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, a state therein or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) if a U.S. court is able to exercise primary supervision over the trust’s administration and one or more United States persons, as defined under Section 7701(a)(30) of the Code, have authority to control all the trust’s substantial decisions or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. A “Non-U.S. Holder” means a beneficial owner of Units (other than an entity treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign estate or foreign trust.

HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF REDEEMING THEIR UNITS, INCLUDING THE U.S. FEDERAL, STATE,

LOCAL AND FOREIGN TAX CONSIDERATIONS OF REDEEMING UNITS IN THEIR PARTICULAR CIRCUMSTANCES AND POTENTIAL CHANGES IN APPLICABLE LAWS AS WELL AS THE TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF OUR STOCK.

Tax Consequences of Redemption of OP Units

If the Operating Partnership were to redeem OP Units and if we were to satisfy that redemption with shares of our Common Stock, the partnership agreement for the Operating Partnership provides that we, the Operating Partnership, and the holder will treat the redemption as a sale of OP Units to us at the time the OP Units are redeemed. This sale will be fully taxable to the holder. See “—Tax Treatment of Disposition of Units by Holders Generally” below.

If the Operating Partnership were to redeem all of a U.S. Holder’s OP Units for cash, or if the Operating Partnership were to redeem only a portion of a U.S. Holder’s OP Units for cash and such cash is contributed by us to the Operating Partnership for such purpose, the tax consequences to the U.S. Holder would generally be as described under “—Tax Treatment of Disposition of Units by Holders Generally” below. If, however, the Operating Partnership redeems less than all of a U.S. Holder’s OP Units for cash (and such cash was not contributed by us to the Operating Partnership), such holder would recognize taxable gain only to the extent that the amount the U.S. Holder would be treated as receiving (including the cash plus the reduction, if any, of such holder’s share of the Operating Partnership liabilities resulting from the redemption) exceeded the U.S. Holder’s adjusted basis in all of its OP Units immediately before the redemption, and the U.S. Holder would not be permitted to recognize any loss in respect of the redemption.

Tax Consequences of Redemption of MACWH Units and MACWH CPUs

If a U.S. Holder of MACWH Units or MACWH CPUs receives our Common Stock in exchange for a unit in connection with a redemption, the holder generally should be treated as if the holder sold the unit in a fully taxable transaction for U.S. federal income tax purposes. In this regard, the MACWH Agreement provides that we, MACWH and the holder will treat the transaction between the holder and us as a sale of MACWH Units or MACWH CPUs, as the case may be, for U.S. federal income tax purposes. See “—Tax Treatment of Disposition of Units by Holders Generally” below.

If, instead, MACWH were to redeem all of a U.S. Holder’s MACWH Units or MACWH CPUs, as applicable, for cash, or if MACWH were to redeem only a portion of a U.S. Holder’s MACWH Units or MACWH CPUs for cash and such cash is contributed by us to MACWH for such purpose, the tax consequences to the U.S. Holder would generally be as described under “—Tax Treatment of Disposition of Units by Holders Generally” below. If, however, MACWH redeems less than all of a U.S. Holder’s MACWH Units or MACWH CPUs, as applicable, for cash (and such cash was not contributed by us to MACWH), such holder would recognize taxable gain only to the extent that the amount the U.S. Holder would be treated as receiving (including cash plus the reduction, if any of such holder’s share of MACWH’s liabilities resulting from the redemption) exceeded the U.S. Holder’s adjusted basis in all of its MACWH Units and/or MACWH CPUs, as applicable, immediately before the redemption, and the U.S. Holder would not be permitted to recognize any loss in respect of the redemption.

Potential Application of Disguised Sale Regulations to a Holder’s Original Contribution of Property for Units upon a Redemption or Deemed Redemption

In addition to the tax considerations of a redemption of OP Units discussed above, if a U.S. Holder originally contributed property (including for this purpose a partnership interest) to the Operating Partnership or MACWH, as applicable, in exchange for MACWH Units, MACWH CPUs or OP Units, as applicable, a distribution of cash or shares of our Common Stock to the U.S. Holder (including upon a redemption or deemed redemption of Units) may result in a “disguised sale” of that contributed property. The Code and the Treasury

Regulations under the Code generally provide that a holder’s contribution of property to the Operating Partnership or MACWH, as applicable, and a simultaneous or subsequent transfer of money or other consideration from the Operating Partnership or MACWH, as applicable, to the holder, including the partnership’s assumption of a liability or taking the property subject to a liability, may be treated as a sale, in whole or in part, of the property by the holder to the partnership. Further, the Treasury Regulations provide generally that, in the absence of an applicable exception, if the Operating Partnership or MACWH, as applicable, transfers money or other consideration (such as shares of our Common Stock) to a holder within two years after the holder contributed property to the partnership, the transactions will be presumed to be a sale of the contributed property unless the facts and circumstances clearly establish that the transfers do not constitute a sale. The Treasury Regulations also provide that if more than two years have passed between the time when a holder contributed property to the partnership and the time when the partnership transferred money or other consideration (such as shares of our Common Stock) to the holder, the transactions will be presumed not to be a sale unless the facts and circumstances clearly establish that the transfers constitute a sale.

Accordingly, if the Operating Partnership or MACWH, as applicable, distributes cash or shares of our Common Stock (including upon a redemption or deemed redemption of a U.S. Holder’s Units), the Internal Revenue Service (the “IRS”) could contend that the distribution of cash or shares of our Common Stock should be treated as part of a disguised sale of the original contribution property because the U.S. Holder will receive cash or shares of our Common Stock, as applicable, after having contributed property to the Operating Partnership or MACWH, as applicable. If disguised sale treatment were to apply in whole or in part to the original contribution and subsequent distribution of cash or shares of our Common Stock, such holder would be treated for U.S. federal income tax purposes as if, on the date of the holder’s contribution of property to the Operating Partnership or MACWH, as applicable, the Operating Partnership or MACWH transferred to the holder, in addition to any Units not treated as part of the disguised sale, an obligation to pay the holder the amount of the later distribution. In that case, the holder may be required to recognize gain on the disguised sale in such earlier year and/or may have a portion of the proceeds recharacterized as interest or be required to pay an interest charge on any tax due.

Tax Treatment of Disposition of Units by Holders Generally

If a U.S. Holder redeems Units in a manner that is treated as a taxable sale of the Units, the U.S. Holder’s gain or loss from such taxable sale will generally be equal to the difference between:

•	the amount realized for tax purposes; and

•	the U.S. Holder’s tax basis in the Units.

The “amount realized” will generally be the sum of:

•	the cash and fair market value of other property received, including any shares of our Common Stock; plus

•	the reduction of the portion of the Operating Partnership’s or MACWH’s liabilities, as applicable, allocable to the Units redeemed.

The amount of Operating Partnership or MACWH liabilities, as applicable, allocable to the Units sold will include the Operating Partnership’s or MACWH’s share, as applicable, of the liabilities of certain entities in which it owns an interest. See “—Basis of Units” below for information about the tax basis of Units.

A U.S. Holder will generally recognize gain to the extent that the amount realized exceeds the U.S. Holder’s basis in the Units sold. The amount of gain recognized or the tax liability resulting from the gain could exceed the amount of cash and the value of any other property, including shares of our Common Stock, received upon the redemption of the Units. A U.S. Holder’s adjusted tax basis in any shares of our Common Stock received in exchange for Units will be the fair market value of those shares on the date of the exchange. Similarly, a U.S. Holder’s holding period in such shares will begin the day following the exchange. The use of any losses recognized upon an exchange is subject to a number of limitations set forth in the Code.

Except as described below, any gain recognized upon a redemption of Units will be treated as gain attributable to the sale or disposition of a capital asset, which would be long or short term capital gain depending on the U.S. unitholder’s holding period in its OP Units. To the extent that any gain recognized upon such redemption is attributable to a U.S. Holder’s share of “unrealized receivables” or “inventory items” of the Operating Partnership or MACWH, as applicable, as defined in Section 751 of the Code, such gain will be treated as ordinary income. Unrealized receivables include, to the extent not previously included in the Operating Partnership’s or MACWH’s income, as applicable, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts that would be subject to recapture as ordinary income if the Operating Partnership or MACWH, as applicable, had sold its assets at their fair market value at the time of the redemption of a Unit, MACWH Unit or MACWH CPU, as applicable. “Inventory items” includes all assets other than capital assets and certain other assets used in a trade or business.

In addition, to the extent a U.S. Holder’s percentage interest in the Operating Partnership or MACWH, as applicable, is reduced as a result of the redemption, it is possible the U.S. Holder could recognize ordinary income to the extent such U.S. Holder’s indirect share of the Operating Partnership’s or MACWH’s, as applicable, appreciation in “unrealized receivables” and substantially appreciated “inventory items” (each as defined in the preceding paragraph) is reduced.

Certain U.S. Holders could be subject to the 3.8% Medicare surtax with respect to income derived from the Operating Partnership and/or MACWH (and gain from the sale or exchange of Units) that may be taken into account in determining the investor’s net investment income and/or modified adjusted income for purposes of this surtax.

Basis of Units

In general, if a U.S. Holder received Units in exchange for contributing an interest in a partnership or for other property, the holder has an initial tax basis in the Units equal to the holder’s basis in the contributed partnership interest or other property, as applicable. The U.S. Holder’s basis in Units generally is increased by:

•	the holder’s share of the Operating Partnership’s or MACWH’s, as applicable, taxable and tax-exempt income; and

•

increases in the holder’s share of the liabilities of the Operating Partnership or MACWH, as applicable, including the Operating Partnership’s or MACWH’s share of the liabilities of some entities in which it owns an interest.

Generally, a U.S. Holder’s basis in Units is decreased by:

•	the holder’s share of Operating Partnership distributions, or MACWH distributions, as applicable;

•

decreases in the holder’s share of liabilities of the Operating Partnership or MACWH, as applicable, including the Operating Partnership’s or MACWH’s share of the liabilities of some entities in which it owns an interest;

•	the holder’s share of losses of the Operating Partnership or MACWH, as applicable; and

•	the holder’s share of nondeductible expenditures of the Operating Partnership or MACWH, as applicable, that are not chargeable to capital.

However, a U.S. Holder’s basis in its Units will not decrease below zero.

Tax Reporting and Withholding

Information concerning a redemption may be required to be reported to the IRS. The Company, the Operating Partnership or MACWH will be required to withhold any applicable U.S. federal, state and local taxes from the redemption. If the amount required to be withheld with respect to a unitholder exceeds the cash portion of the redemption, the U.S. Holder may be required to pay such excess amount in cash to the Operating Partnership or MACWH, as applicable, or the Operating Partnership or MACWH may withhold such excess amount from future distributions.

Non-U.S. Holders

Gain recognized by a Non-U.S. Holder on a sale, exchange or redemption of a Unit that is attributable to interests in U.S. real property owned by the Operating Partnership or MACWH, as applicable (including certain REIT subsidiaries, except for REIT subsidiaries that are “domestically controlled”), will be subject to U.S. federal income tax under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) at the same rates generally applicable to U.S. Holders. The Company, the Operating Partnership or MACWH will be required, under the FIRPTA provisions of the Code, to deduct and withhold 15% of the amount realized by Non-U.S. Holders on the disposition and Non-U.S. Holders will be required to file a U.S. federal income tax return to report any gain and pay any additional tax due. The amount withheld would be creditable against the Non-U.S. Holder’s U.S. federal income tax liability and, if the amount withheld exceeds the actual tax liability, the Non-U.S. Holder could claim a refund from the IRS, provided that the required information or returns are timely furnished to the IRS, State and local taxes, withholding and tax return filing obligations may also apply.

FATCA

The Foreign Account Tax Compliance Act (“FATCA”) provisions of the Code impose withholding tax on “withholdable payments” made to foreign financial institutions (“FFIs”) and non-financial foreign entities (“NFFEs”), unless certain certification, reporting on U.S. account holders or substantial U.S. owners, and other specified requirements are satisfied or the FFI or NFFE qualifies for an exemption from FATCA withholding. Any foreign governments, any political subdivision of a foreign government, any wholly owned agency or instrumentality of any one or more of the foregoing, and certain retirement funds are treated as exempt beneficial owners, payments to which are exempt from FATCA withholding. In addition, the U.S. has entered into certain Model 1 Intergovernmental Agreements (“IGAs”) pursuant to which FFIs in such jurisdictions will report directly to their own governments, and those governments will, in turn, exchange such information with the U.S. Payments made under such IGAs to FFIs are not subject to FATCA withholding. “Withholdable payments” include U.S. source dividends, interest and other fixed or determinable annual or periodic income. Under currently proposed Treasury Regulations, which have not yet been finalized but taxpayers are generally entitled to rely on (subject to certain limited exceptions), “withholdable payments” do not include any gross proceeds from the disposition of property of a type that can produce U.S. source dividends or interest. Failure by a Non-U.S. Holder who is subject to FATCA to comply with its certification and reporting requirements, or properly document its status as a person not subject to FATCA withholding, could cause us to be required to withhold tax at a rate of 30% on withholdable payments made to the Non-U.S. Holder. A credit or refund of such withheld tax may be claimed by the beneficial owner of the payment to which such withheld tax is attributable, provided that the beneficial owner provides such information as may be required by Treasury Regulations regarding its ownership by U.S. persons, and, if the beneficial owner is a FFI, only to the extent that the withheld tax exceeds the reduced rate of withholding tax to which it is entitled under an applicable treaty. You should consult your own tax advisers regarding the FATCA requirements.

For a discussion regarding the U.S. federal income tax considerations of the acquisition, ownership and disposition of our Common Stock, see the discussion of “Material United States Federal Income Tax Considerations” in the accompanying prospectus. Such discussion does not purport to deal with all aspects of taxation that may be relevant to particular U.S. Holders or Non-U.S. Holders in light of their personal investment or tax circumstances. U.S. Holders and Non-U.S. Holders are urged to consult their tax advisers regarding the specific U.S. federal, state and local, and foreign income and other tax consequences of the acquisition, holding and disposition of such Common Stock generally.

YOU SHOULD CONSULT YOUR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO YOU OF REDEEMING UNITS AND ACQUIRING, HOLDING AND DISPOSING OF COMMON STOCK, INCLUDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF REDEEMING UNITS AND ACQUIRING, HOLDING AND DISPOSING OF COMMON STOCK IN YOUR PARTICULAR CIRCUMSTANCES AND POTENTIAL CHANGES IN APPLICABLE LAWS.

COMPARISON OF OWNERSHIP OF MACWH UNITS AND MACWH CPUS AND OUR SHARES

The information below highlights a number of the significant differences and similarities between MACWH and our Company relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure, duties, liability, exculpation and indemnification of the general partner and the directors and investor voting and other rights. These comparisons are intended to assist holders in understanding how the holder’s investment will be changed if the holder redeems MACWH Units or MACWH CPUs and receives our Common Stock. THE DISCUSSION BELOW IS ONLY A SUMMARY OF THESE MATTERS, AND A HOLDER SHOULD CAREFULLY REVIEW THE BALANCE OF THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL IMPORTANT INFORMATION.

Form of Organization and Purposes

MACWH

MACWH is a limited partnership organized under the laws of the State of Delaware. MACWH primarily owns interests in regional malls and community/power shopping centers. MACWH may also invest in other types of assets and in any geographic areas that its general partner deems appropriate. We, as general partner of the Operating Partnership, the indirect parent company of MACWH, will cause MACWH to conduct the business of MACWH in a manner intended to permit us to be classified as a REIT under the Code.

Our Company

Our Company is a Maryland corporation organized under the Maryland General Corporation Law (the “MGCL”). We are a self-administered and self-managed REIT. Although our Company currently intends to continue to qualify as a REIT under the Code and to operate as a self-administered REIT, our Company is not under any contractual obligation to continue to qualify as a REIT, and our Company may discontinue this qualification or mode of operation in the future. Although our Company has no intention of ceasing to qualify as a REIT, some other real estate companies that previously operated as REITs have chosen to cease to qualify as REITs. Except as otherwise permitted in the Operating Partnership Agreement, our Company is obligated to conduct its activities through the Operating Partnership. Our Company is the sole general partner of the Operating Partnership.

Nature of Investment

MACWH

The MACWH Units and MACWH CPUs constitute equity interests entitling each limited partner in MACWH to a share of cash distributions made to the limited partners in MACWH.

Subject to certain limitations, MACWH Units receive a quarterly distribution, or common distribution amount, which will track, in part, quarterly dividends made on our Common Stock on an as-converted basis.

MACWH CPU holders in MACWH receive a quarterly distribution, or MACWH CPU return amount, comprised of both a fixed component and a component that floats with the regular dividend paid on shares of our Common Stock. Holders of MACWH CPUs are entitled to a quarterly distribution in an amount equal to approximately $0.896856 per unit plus the amount by which our regular quarterly dividend exceeds $0.65.

Subject to certain exceptions, the general partner generally must, at least quarterly, distribute 100% of the available cash generated by MACWH during the previous full calendar quarter or shorter period as follows:

•	first, to the MACWH CPU holders who are partners on the applicable partnership record date for such distribution, pro rata to such MACWH CPU holders in proportion to the cumulative unpaid MACWH

CPU return amount (as described in more detail above), if any, of each such MACWH CPU holder until the cumulative unpaid MACWH CPU return amount of each MACWH CPU holder is reduced to zero;

•

second, to the MACWH CPU holders who are partners on the applicable partnership record date for such distribution, pro rata to such MACWH CPU holders in proportion to the MACWH CPU return amount (as described in more detail above) of each such MACWH CPU holder, until each such MACWH CPU holder has received an amount equal to the MACWH CPU return amount with respect to such distribution;

•

third, to holders of the MACWH Units (“MACWH Unitholders”) (other than us, Walleye, the Operating Partnership or any of our or their respective subsidiaries or affiliates or any transferee of Walleye) who are partners on the applicable partnership record date for such distribution, pro rata among them in proportion to the cumulative unpaid common distribution amount, if any, of each such MACWH Unitholder until the cumulative unpaid common distribution amount of each such MACWH Unitholder is reduced to zero;

•

fourth, to the MACWH Unitholders (other than us, Walleye, the Operating Partnership or any of our or their respective subsidiaries or affiliates or any transferee of Walleye) who are partners on the applicable partnership record date for such distribution, pro rata among such MACWH Unitholders in proportion to the common distribution amount, if any, of each such MACWH Unitholder, until each such MACWH Unitholder has received an amount equal to the common distribution amount with respect to such distribution; and

•

thereafter and without limitation, one hundred percent (100%) to us, Walleye, the Operating Partnership, and our and their respective subsidiaries and affiliates or any transferee of Walleye (and any permitted transferee) pro rata in proportion to the MACWH Units held by us, Walleye, the Operating Partnership and our and their respective subsidiaries and affiliates or any transferee of Walleye (and any permitted transferee).

Notwithstanding the foregoing order of distributions, in no event may a partner receive a distribution with respect to a MACWH Unit or MACWH CPU if and to the extent that such MACWH Unit or MACWH CPU has been redeemed or exchanged prior to the applicable partnership record date for such distribution, or, in general, such MACWH CPU has been redeemed prior to the distribution date for such distribution. For example, if a partner receives a share of our Common Stock upon redemption of its MACWH Unit, that partner cannot receive both (a) a distribution with respect to that MACWH Unit and (b) a dividend with respect to our Common Stock for the quarter in which such MACWH Unit was redeemed.

No interest will be paid on accrued but unpaid MACWH CPU return amounts and MACWH Unit distribution amounts. MACWH will not pay any “subordinated amounts” unless and until the cumulative unpaid common distribution amounts and the common distribution amounts of all MACWH Unitholders (other than us, Walleye, the Operating Partnership or any of our or their respective subsidiaries or affiliates or any transferee of Walleye) have been paid. Subordinated amounts are amounts owed to or being paid to Walleye or any of its respective subsidiaries or affiliates or any transferee of Walleye by MACWH, including (a) any payment of principal or interest with respect to any indebtedness; (b) any payments with respect to any reimbursement of expenses incurred by us, Walleye or any of our or its respective subsidiaries or affiliates or any transferee of Walleye; and (c) any compensation paid by MACWH to us, Walleye or any of our or their respective subsidiaries or affiliates or any transferee of Walleye for services rendered.

MACWH, and Walleye on behalf of MACWH, will not be required to make a distribution to any limited partner on account of its interest in MACWH if such distribution would violate Delaware law or other applicable law. However, any amounts not paid for such reasons will continue to accumulate as cumulative unpaid MACWH CPU return amount or cumulative unpaid common distribution amount, as applicable.

Our Company

Our Common Stock constitutes equity interests in our Company. For a more detailed description of our Common Stock, see “Description of Our Common Stock” and “Description of Our Capital Stock” in the accompanying prospectus. We are entitled to receive our proportionate share of any distributions made by MACWH with respect to the MACWH Units owned by us. The dividends payable to holders of our Common Stock will generally correspond to the distributions received by us from the Operating Partnership. However, dividends payable by us are only paid if, when and as authorized by the Board of Directors and declared by us out of assets legally available to pay dividends. Each holder of Common Stock is entitled to his or her proportionate share of any dividends or distributions paid with respect to the Common Stock held, subject to the preferences on dividends and other distributions of any preferred stock issued and outstanding. To qualify as a REIT and minimize taxes, we generally must distribute to our stockholders at least 90% of our annual taxable income as determined for federal income tax purposes. Corporate income tax will apply to any taxable income, including capital gains, not distributed.

Length of Investment

MACWH

MACWH has a stated term expiring on December 31, 2099 or earlier upon the happening of certain events, including, at the election of Walleye, if certain conditions described in the MACWH Agreement are satisfied, any event which causes Walleye to cease to be the general partner of MACWH (unless MACWH is continued in accordance with applicable law), disposition of all of MACWH’s assets, or dissolution of MACWH by a court of competent jurisdiction. MACWH has no specific plans for disposition of its assets. MACWH is a vehicle for holding a portfolio of investments in the real estate market.

Our Company

Our Company has a perpetual term, and we intend to continue our operations for an indefinite time. Under our Charter, the dissolution of our Company must be approved by the Board of Directors and by the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter. We have an indirect interest in the properties and assets owned by the Operating Partnership and its affiliates. Holders of our Common Stock may realize liquidity of their investments by trading their Common Stock on the NYSE.

Liquidity

MACWH

Neither the MACWH Units nor the MACWH CPUs have been registered under the Securities Act or any state securities laws and therefore may not be sold, pledged, hypothecated or otherwise transferred unless first registered under the Securities Act and any applicable state securities laws or unless an exemption from registration is available. MACWH Units and MACWH CPUs also may not be sold or otherwise transferred unless the other transfer restrictions discussed below have been satisfied. We and MACWH do not intend to register the MACWH Units or MACWH CPUs under the Securities Act or any state securities laws.

The MACWH Agreement provides that, without the consent of Walleye, limited partners may not in any way dispose of their interest in MACWH, other than to affiliates in accordance with the provisions and subject to the limitations in the MACWH Agreement. See “Description of MACWH Units and MACWH CPUs—Transfer Restrictions.”

Our Company

Any Common Stock issued upon redemption of MACWH Units will be registered under the Securities Act and be freely transferable, as long as the stockholder complies with the ownership limits in our Charter. Our

Common Stock is currently listed on the NYSE under the ticker symbol “MAC.” The future breadth and strength of this secondary market for our Common Stock will depend, among other things, upon the amount of Common Stock outstanding, our financial results and prospects, the general interest in our real estate investments and real estate investments in general, and our dividend yield compared to that of other debt and equity securities.

Potential Dilution of Rights

MACWH

Subject to certain limitations on the ability to issue units to us, the Operating Partnership, or any direct or indirect subsidiary or affiliate of the Operating Partnership, Walleye may cause MACWH to issue additional units to the partners (including itself) or other persons for the consideration and on the terms and conditions that the general partner deems appropriate. These additional units may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties as the general partner may determine in its sole and absolute discretion subject to Delaware law. The interests of the limited partners in any cash available for distribution may be diluted if MACWH issues additional MACWH Units, MACWH CPUs or other ownership units.

Our Company

Subject to the rights of holders of any class or series of preferred stock, the Board of Directors may, in its discretion, authorize the issuance of additional shares of Common Stock and other equity securities of our Company, including one or more classes or series of common or preferred stock, with the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as set by the Board of Directors at the time. The issuance of additional equity securities, redemption or conversion of outstanding OP Units and other partnership units, and the exercise of employee stock options and stock appreciation rights will result in the dilution of the interests of the stockholders. As permitted by the MGCL, our Charter contains a provision permitting the Board of Directors, without any action by our stockholders, to authorize the issuance of additional stock within the limits established by our Charter. Under our Charter, although our stockholders do not have any preemptive rights to subscribe to any securities of our Company, the Board of Directors is authorized to create such rights. See “Description of Our Capital Stock—Selected Provisions of Maryland Law and of Our Charter and Bylaws” in the accompanying prospectus.

Management Control

MACWH

As general partner, Walleye has the power to cause MACWH to enter into certain major transactions, including acquisitions, developments and dispositions of properties and, generally, the incurrence of indebtedness. The MACWH Agreement provides the general partner with broad powers to act in furtherance of the business purposes of MACWH, including all activities pertaining to the acquisition and operation of its properties, provided that MACWH does not take, or refrain from taking, any action which the general partner believes will adversely affect our ability to qualify as a REIT. Limited partners have no power to remove the general partner and no voting rights relating to the operation and management of MACWH, except in connection with certain amendments to the MACWH Agreement and certain specified restrictions. The MACWH Agreement places certain limits on the general partner’s authority with regard to dissolving MACWH, transferring or assigning its general partnership interest in MACWH, disposing of all or substantially all of MACWH’s assets, and commencing a voluntary proceeding or consenting to an involuntary proceeding seeking liquidation, reorganization or other relief under bankruptcy or insolvency law.

Our Company

The Board of Directors has exclusive control over the direction of the management of our business and affairs, limited only by express restrictions in our Charter and our Amended and Restated Bylaws (our “Bylaws”), the Operating Partnership Agreement and applicable law. All of our directors are elected annually.

The policies adopted by the Board of Directors may be altered or eliminated without a vote of the stockholders. Stockholders have limited rights to make proposals that will be considered and voted on at stockholder meetings, including the right to nominate directors for election. Stockholder proposals must be approved by the requisite number of stockholder votes and depending on the type of proposal they may not be binding on us. Accordingly, except for their vote in the elections of directors and limited rights to make proposals for consideration at stockholder meetings, stockholders have no control over our ordinary business policies.

Because the stockholders have the right to elect directors each year and have limited rights to make proposals for consideration at stockholder meetings, the stockholders have greater influence over the management of our Company than the limited partners have over MACWH.

Duties of General Partner and Directors

MACWH

Under Delaware law, Walleye, as the general partner of MACWH, is accountable to MACWH as a fiduciary and, consequently, is required to exercise good faith and integrity in all of its dealings with respect to partnership affairs. However, under the MACWH Agreement, Walleye is expressly under no obligation to consider the separate interests of the limited partners in deciding whether to cause MACWH to take or decline to take any action, and it is not liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by limited partners as a result of our decisions, provided that the general partner has acted in good faith and in accordance with the MACWH Agreement.

Our Company

Under the MGCL, our directors are required to perform their duties in good faith, in a manner that they reasonably believe to be in the best interests of the corporation and with the care of an ordinarily prudent person in a like position under similar circumstances. The MGCL presumes that a director’s standard of conduct has been satisfied.

Management Liability and Indemnification

MACWH

As a matter of Delaware law, Walleye, as the general partner of MACWH, has liability for the payment of the obligations and debts of MACWH unless this liability is limited by the terms of the obligations or debt. Under the MACWH Agreement, MACWH has agreed to indemnify Walleye, any director, officer, manager, trustee or general partner of Walleye, or any entity that directly or indirectly controls Walleye (including us and the Operating Partnership) from and against all losses, claims, damages, liabilities, costs and expenses (including attorneys’ fees and costs), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operation of MACWH as set forth in the MACWH Agreement in which such indemnified person may be involved, unless it is established that the act or omission was in bad faith or the result of active and deliberate dishonesty and was material to the action; the party seeking indemnification received an improper personal benefit; or in the case of any criminal proceeding, the party seeking indemnification had reasonable cause to believe the act or omission was unlawful. The MACWH Agreement provides that these indemnification rights are non-exclusive of any other rights to which those seeking indemnification may be entitled.

MACWH may advance reasonable expenses incurred by an indemnified party before the final disposition of the proceeding, upon receipt by MACWH of an affirmation by the indemnified person of the indemnified person’s good faith belief that it is entitled to indemnification and an undertaking by the indemnified person to repay the amount if it is determined that the standard for indemnification was not met.

Our Company

Our Charter includes provisions that eliminate the liability of directors and officers to us and to our stockholders for money damages to the fullest extent permitted under Maryland law. Our Charter and Bylaws also require us to indemnify our present and former directors and officers to the maximum extent permitted under Maryland law. These provisions apply to officers and directors acting in their capacity as officers and directors of our Company or of any other entity at our request. Our Charter and Bylaws also require us to make payments to our officers and directors for expenses they incur in advance of final determination of any claim or dispute for which they are seeking indemnification, in accordance with the procedures and to the full extent permitted by Maryland law. In addition, we have entered into indemnification agreements with each of our directors and some of our officers.

The MGCL requires us (unless our Charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation, and a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Liability of Investors

MACWH

Under the MACWH Agreement and applicable state law, the liability of the limited partners for MACWH’s debts and obligations generally is limited to the amount of their investments in MACWH, together with their interest in MACWH’s undistributed income, if any. Also, if any limited partner has guaranteed MACWH’s indebtedness, as provided by the MACWH Agreement, the limited partner would be liable to the extent provided in its guaranty.

Our Company

Under the MGCL, our stockholders generally are not liable for our debts or obligations solely as a result of their status as stockholders. Their risk of loss is limited to the amount of their investments in us, together with their interest in our undistributed income, if any. The Common Stock, upon issuance in accordance with this prospectus supplement, will be fully paid and nonassessable. Thus, the limited partners in MACWH and our stockholders have substantially the same limited personal liability.

Voting Rights

MACWH

Under the MACWH Agreement, the limited partners have limited voting rights. The limited partners do not have voting rights relating to the operation and management of MACWH. In addition, the limited partners do not have the right to propose amendments to the MACWH Agreement, and certain types of amendments may be approved without the vote of the limited partners. However, certain amendments that would change the limited liability of a limited partner or change specified provisions in the MACWH Agreement with respect to distributions and allocations or the right to redeem units must be approved by each limited partner adversely affected by the amendment.

Neither we, the Operating Partnership nor Walleye, as the general partner of MACWH, may engage in an extraordinary transaction, except, in any such case, (a) if such extraordinary transaction is a permitted extraordinary transaction, as described in the MACWH Agreement, or (b) if limited partners holding two-thirds-in-interest of the MACWH Units and MACWH CPUs (on an as-converted basis), other than partnership units held by us, Walleye or any of our or its respective subsidiaries or affiliates, consent to such extraordinary transaction. The following events will be deemed an extraordinary transaction with regard to us, the Operating Partnership or Walleye:

•

a merger (including a triangular merger), consolidation or other combination with or into another person (other than in connection with a change in our state of incorporation or organizational form or a merger with one of our direct or indirect subsidiaries);

•	the direct or indirect sale, lease, exchange or other transfer of all or substantially all of our or its assets in one transaction or a series of related transactions;

•

any reclassification, recapitalization or change of our or its outstanding equity interests (other than a change in par value, or from par value to no par value, or as a result of a stock split, dividend or similar subdivision); or

•	the adoption of any plan of liquidation or dissolution whether or not in compliance with the provisions of the MACWH Agreement.

Our Company

The business and affairs of our Company are managed under the direction of the Board of Directors, which as of the date of this prospectus supplement consists of ten members. All of our directors are elected annually. Each share of Common Stock has one vote.

The MGCL requires that certain major corporate transactions, including most amendments to our Charter, may be consummated only with the approval of stockholders. Our Bylaws and the MGCL permit any action that may be taken at a meeting of stockholders to be taken without a meeting if a written consent to the action is signed by holders of all outstanding shares of capital stock having a right to vote on the action. The MGCL also permits the charter of a Maryland corporation to contain a provision permitting action to be taken by the written or electronic consent of the holders of Common Stock entitled to cast not less than the minimum number of votes that would be necessary to take the action at a stockholders meeting. Our Charter does not contain such a provision.

In addition to Common Stock, we have shares of Series D Preferred Stock authorized under our Charter, none of which are outstanding as of the date of this prospectus supplement. The holders of Series D Preferred Stock, when and if issued, have no right to vote, except that so long as any Series D Preferred Stock is outstanding, the affirmative vote of the holders of a majority of the shares of Series D Preferred Stock outstanding, voting as a separate class or voting as a single class with any other series of preferred stock which has the right to vote with the Series D Preferred Stock on such matter, will be necessary to authorize or issue any class or series of capital stock ranking senior to the Series D Preferred Stock or amend the charter so as to materially and adversely affect the rights and preferences of Series D Preferred Stock or the holders thereof.

Amendment of the MACWH Agreement and our Charter

MACWH

As the general partner, Walleye generally has the power, without the consent of any limited partners, to amend the MACWH Agreement as may be required to reflect any changes that it deems necessary or appropriate in its sole discretion, provided that the amendment does not adversely affect or eliminate any right granted to a limited partner that is protected by special voting provisions. See “—Voting Rights” above.

Our Company

Except for those amendments permitted to be made without stockholder approval under the MGCL or by specific provision in our Charter, amendments to our Charter must be declared advisable by the Board of Directors and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. Any amendment to our Charter related to the (i) removal of directors, (ii) vote required to approve any extraordinary transaction (i.e., merger, share exchange, consolidation, conversion and sale of all or substantially all of our assets) or (iii) amendment provision in our Charter relating to these matters requires the affirmative vote of our stockholders entitled to cast two-thirds of all the votes entitled to be cast on the matter. However, subject to the rights of any class or series of preferred stock, the Board of Directors may supplement our Charter to designate new classes or series of common or preferred stock without stockholder approval.

Issuance of Additional Equity

MACWH

MACWH is generally authorized to issue MACWH Units, MACWH CPUs and other partnership interests, including partnership interests of different series or classes, as determined by Walleye as the general partner in its sole discretion. MACWH may issue MACWH Units, MACWH CPUs and other partnership interests to us, the general partner or any direct or indirect subsidiary or affiliate of the general partner as long as (a) we, the general partner, or the applicable subsidiary or affiliate makes a capital contribution to MACWH in an amount equal to the fair market value of such partnership unit or partnership interest (as determined in good faith by the general partner), or (b) such interests are issued to all of the partners in proportion to their respective interests in MACWH.

Absent the consent of two-thirds-in-interest of the limited partners (with MACWH CPUs voting on an as-converted basis), MACWH may not issue partnership units or partnership interests to us, the general partner or a subsidiary or affiliate thereof if such partnership units or partnership interests (a) would have distribution rights senior to the limited partners currently holding limited partnership units or (b) would have rights to net losses that would result in a change in the priority of allocation of net losses in a manner that adversely affects any of the limited partners holding limited partnership units prior to such issuance.

No limited partner has any preemptive, preferential or other similar purchase right with respect to capital contributions or loans to MACWH or the issuance or sale of any partnership units or partnership interests.

Our Company

Subject to the rights and restrictions of any class or series of preferred stock, the Board of Directors may authorize the issuance, in its discretion, of additional Common Stock and other equity securities of our Company, including one or more classes of common or preferred stock, with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as the Board of Directors may establish.

Borrowing Policies

MACWH

MACWH has no restrictions on borrowings, and the general partner has full power and authority to borrow money on behalf of MACWH.

Our Company

We are not restricted under our Charter from borrowing. However, under the Operating Partnership Agreement, we, as the general partner of the Operating Partnership, may not borrow money, except for the purpose of advancing funds to the Operating Partnership for any proper purpose of the Operating Partnership and except for certain loans from the Operating Partnership to our Company.

Permitted Investments

MACWH

MACWH’s purpose is to conduct any business that may be lawfully conducted by a Delaware limited partnership, provided that this business is to be conducted in a manner that permits us to be qualified as a REIT, unless we otherwise consent or cease to qualify as a REIT. MACWH is authorized to perform any and all acts for the furtherance of the purposes and business of MACWH, including making investments or entering into joint ventures or partnerships.

Our Company

Under our Charter, we may engage in any lawful activity permitted by the MGCL. Under the Operating Partnership Agreement, we, as the general partner of the Operating Partnership, must conduct all of our business activities through the Operating Partnership. However, we, as the general partner of the Operating Partnership, are also permitted to hold, directly or indirectly, up to a 1% interest in certain existing entities and may acquire an interest in other additional properties but only if the Operating Partnership is acquiring at least 99 times our proposed participation in the property.

COMPARISON OF OWNERSHIP OF OP UNITS AND OUR SHARES

The information below highlights a number of the significant differences and similarities between the Operating Partnership and our Company relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure, duties, liability, exculpation and indemnification of the general partner and the directors and investor voting and other rights. These comparisons are intended to assist unitholders in understanding how the unitholder’s investment will be changed if the unitholder redeems OP Units and receives our Common Stock. THE DISCUSSION BELOW IS ONLY A SUMMARY OF THESE MATTERS, AND A UNITHOLDER SHOULD CAREFULLY REVIEW THE BALANCE OF THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL IMPORTANT INFORMATION.

Form of Organization and Purposes

Operating Partnership

The Operating Partnership is a limited partnership organized under the laws of the State of Delaware. The Operating Partnership primarily owns interests in regional malls and community/power shopping centers. The Operating Partnership may also invest in other types of assets and in any geographic areas that our Company deems appropriate. Our Company, as general partner of the Operating Partnership, conducts the business of the Operating Partnership in a manner intended to permit our Company to be classified as a REIT under the Code.

Our Company

Our Company is a Maryland corporation organized under the MGCL. We are a self-administered and self-managed REIT. Although our Company currently intends to continue to qualify as a REIT under the Code and to operate as a self-administered REIT, our Company is not under any contractual obligation to continue to qualify as a REIT, and our Company may discontinue this qualification or mode of operation in the future. Although our Company has no intention of ceasing to qualify as a REIT, some other real estate companies that previously operated as REITs have chosen to cease to qualify as REITs. Except as otherwise permitted in the Operating Partnership Agreement, our Company is obligated to conduct its activities through the Operating Partnership. Our Company is the sole general partner of the Operating Partnership.

Nature of Investment

Operating Partnership

The OP Units constitute equity interests entitling each limited partner in the Operating Partnership to his or her proportionate share of cash distributions made to the limited partners in the Operating Partnership, consistent with the class preferences provided for in the Operating Partnership Agreement. See “Description of Series D Preferred Units and OP Units” for further information about distributions to limited partners. The OP Units entitle their holders to participate in the growth and income of the Operating Partnership. The Operating Partnership Agreement grants our Company broad discretion to determine the amount of distributions by the Operating Partnership. However, except in limited circumstances, we generally expect the Operating Partnership to retain and reinvest proceeds of any asset sales or refinancings, or to use those proceeds to pay down debt or for general partnership purposes, rather than to distribute the proceeds to its partners, including our Company. Thus, limited partners in the Operating Partnership will generally not be able to realize upon their investments through distributions of sale and refinancing proceeds. Instead, limited partners will be able to realize upon their investments primarily by redeeming OP Units and, if our Company issues our Common Stock upon redemption of the units, by subsequently selling the shares of Common Stock.

Our Company

Our Common Stock constitutes equity interests in our Company. For a more detailed description of our Common Stock, see “Description of Our Common Stock” and “Description of Our Capital Stock” in the

accompanying prospectus. We are entitled to receive our proportionate share of any distributions made by the Operating Partnership with respect to the OP Units owned by us. The dividends payable to holders of our Common Stock will generally correspond to the distributions received by us from the Operating Partnership. However, dividends payable by us are only paid if, when and as authorized by the Board of Directors and declared by us out of assets legally available to pay dividends. Each holder of Common Stock is entitled to his or her proportionate share of any dividends or distributions paid with respect to the Common Stock held, subject to the preferences on dividends and other distributions of any preferred stock issued and outstanding. To qualify as a REIT and minimize taxes, we generally must distribute to our stockholders at least 90% of our annual taxable income as determined for federal income tax purposes. Corporate income tax will apply to any taxable income, including capital gains, not distributed.

Length of Investment

Operating Partnership

The Operating Partnership has a stated term expiring on December 31, 2092 or earlier upon the happening of certain events, including our election if certain conditions described in the Operating Partnership Agreement are satisfied, any event which causes us to cease to be the general partner of the Operating Partnership (unless the Operating Partnership is continued in accordance with applicable law), disposition of all of the Operating Partnership’s assets, or dissolution of the Operating Partnership by a court of competent jurisdiction. The Operating Partnership has no specific plans for disposition of all of its assets. The Operating Partnership is a vehicle for taking advantage of future investment opportunities that may be available, primarily in the real estate market.

Our Company

Our Company has a perpetual term, and we intend to continue our operations for an indefinite time. Under our Charter, the dissolution of our Company must be approved by the Board of Directors and by the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter. We have an indirect interest in the properties and assets owned by the Operating Partnership and its affiliates. Holders of our Common Stock may realize liquidity of their investments by trading their Common Stock on the NYSE.

Liquidity

Operating Partnership

The OP Units have not been registered as a class under the Securities Act or any state securities laws and therefore may not be sold, pledged, hypothecated or otherwise transferred unless first registered under the Securities Act and any applicable state securities laws or unless an exemption from registration is available. OP Units also may not be sold or otherwise transferred unless the other transfer restrictions discussed below have been satisfied. Our Company and the Operating Partnership do not intend to register the OP Units under the Securities Act or any state securities laws.

The Operating Partnership Agreement provides that, without the consent of our Company, limited partners may not in any way dispose of their interest in the Operating Partnership, other than to affiliates who agree to assume the obligations of the transferor under the Operating Partnership Agreement. Limited partners may be able to redeem their OP Units for cash or other securities of our Company.

Our Company

Any Common Stock issued upon redemption of any outstanding OP Units will be registered under the Securities Act and be freely transferable, as long as the stockholder complies with the ownership limits in our Charter. Our Common Stock is currently listed on the NYSE under the ticker symbol “MAC.” The future breadth and strength of this secondary market for our Common Stock will depend, among other things, upon the amount of Common Stock outstanding, our financial results and prospects, the general interest in our real estate investments and real estate investments in general, and our dividend yield compared to that of other debt and equity securities.

Potential Dilution of Rights

Operating Partnership

Subject to the rights of the preferred Units, our Company, as general partner of the Operating Partnership, is authorized, in its sole discretion and without limited partner approval, to cause the Operating Partnership to issue additional limited partnership interests and other ownership interests for any partnership purpose at any time to the limited partners or other persons on terms established by our Company. Our Company may also cause the Operating Partnership to issue additional OP Units to our Company, subject to certain terms and conditions. The interests of the limited partners in any cash available for distribution may be diluted if our Company causes the Operating Partnership to issue additional OP Units or other ownership interests.

Our Company

Subject to the rights of holders of any class or series of preferred stock, the Board of Directors may, in its discretion, authorize the issuance of additional shares of Common Stock and other equity securities of our Company, including one or more classes or series of common or preferred stock, with the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as set by the Board of Directors at the time. The issuance of additional equity securities, redemption or conversion of outstanding OP Units and other partnership units, and the exercise of employee stock options and stock appreciation rights will result in the dilution of the interests of the stockholders. As permitted by the MGCL, our Charter contains a provision permitting the Board of Directors, without any action by our stockholders, to authorize the issuance of additional stock within the limits established by our Charter. Under our Charter, although our stockholders do not have any preemptive rights to subscribe to any securities of our Company, the Board of Directors is authorized to create such rights. See “Description of Our Capital Stock—Selected Provisions of Maryland Law and of Our Charter and Bylaws” in the accompanying prospectus.

Management Control

Operating Partnership

The Operating Partnership Agreement provides that a decision to merge the Operating Partnership, sell all or substantially all of its assets or liquidate must be approved by the holders of 75% of the outstanding OP Units. Depending on the percentage of the outstanding OP Units owned by us at the time, the concurrence of at least some of the other holders of OP Units may be required to approve any merger, sale of all or substantially all of the assets, or liquidation of the Operating Partnership. As of the date of this prospectus supplement, we own 93% of the outstanding OP Units. Other than the foregoing, all management powers over the business and affairs of the Operating Partnership are vested in our Company as the general partner of the Operating Partnership, and no limited partner of the Operating Partnership has any right to participate in or exercise control or management power over the business and affairs of the Operating Partnership. Our Company may not be removed as general partner by the limited partners with or without cause.

Our Company

The Board of Directors has exclusive control over the direction of the management of our business and affairs, limited only by express restrictions in our Charter and Bylaws, the Operating Partnership Agreement and applicable law. All of our directors are elected annually.

The policies adopted by the Board of Directors may be altered or eliminated without a vote of the stockholders. Stockholders have limited rights to make proposals that will be considered and voted on at stockholder meetings, including the right to nominate directors for election. Stockholder proposals must be approved by the requisite number of stockholder votes and depending on the type of proposal they may not be binding on us. Accordingly, except for their vote in the elections of directors and limited rights to make proposals for consideration at stockholder meetings, stockholders have no control over our ordinary business policies.

Because the stockholders have the right to elect directors each year and have limited rights to make proposals for consideration at stockholder meetings, the stockholders have greater influence over the management of our Company than the limited partners have over the Operating Partnership.

Duties of General Partner and Directors

Operating Partnership

Under Delaware law, our Company, as the general partner of the Operating Partnership, is accountable to the Operating Partnership as a fiduciary and, consequently, is required to exercise good faith and integrity in all of its dealings with respect to partnership affairs. However, under the Operating Partnership Agreement, our Company is expressly under no obligation to consider the separate interests of the limited partners in deciding whether to cause the Operating Partnership to take or decline to take any actions, and our Company is not liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by limited partners as a result of our Company’s decisions, provided that the general partner has acted in good faith and in accordance with the Operating Partnership Agreement.

Our Company

Under the MGCL, our directors are required to perform their duties in good faith, in a manner that they reasonably believe to be in the best interests of the corporation and with the care of an ordinarily prudent person in a like position under similar circumstances. The MGCL presumes that a director’s standard of conduct has been satisfied.

Management Liability and Indemnification

Operating Partnership

As a matter of Delaware law, the general partner has liability for the payment of the obligations and debts of the Operating Partnership unless this liability is limited by the terms of the obligations or debt. Under the Operating Partnership Agreement, the Operating Partnership has agreed to indemnify our Company and any director or officer of our Company from and against all losses, claims, damages, liabilities, costs and expenses (including attorneys’ fees and costs), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operation of the Operating Partnership as set forth in the Operating Partnership Agreement in which our Company or any director or officer of our Company may be involved, unless it is established that the act or omission was in bad faith or the result of active and deliberate dishonesty and was material to the action; the party seeking indemnification received an improper personal benefit; or in the case of any criminal proceeding, the party seeking indemnification had reasonable cause to believe the act or omission was unlawful. The Operating Partnership Agreement and our Charter each provide that these indemnification rights are non-exclusive of any other rights to which those seeking indemnification may be entitled. The Operating Partnership Agreement also provides for indemnification of the limited partners on substantially similar terms.

The Operating Partnership may advance reasonable expenses incurred by an indemnified party before the final disposition of the proceeding, upon receipt by the Operating Partnership of an affirmation by the indemnified person of the indemnified person’s good faith belief that it is entitled to indemnification and an undertaking by the indemnified person to repay the amount if it is ultimately adjudged not to have been entitled to indemnification.

Our Company

Our Charter includes provisions that eliminate the liability of directors and officers to us and to our stockholders for money damages to the fullest extent permitted under Maryland law. Our Charter and Bylaws also require us to indemnify our present and former directors and officers to the maximum extent permitted under Maryland law. These provisions apply to officers and directors acting in their capacity as officers and directors of our Company or of any other entity at our request. Our Charter and Bylaws also require us to make payments to our officers and directors for expenses they incur in advance of final determination of any claim or dispute for which they are seeking indemnification, in accordance with the procedures and to the full extent permitted by Maryland law. In addition, we have entered into indemnification agreements with each of our directors and some of our officers.

The MGCL requires us (unless our Charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation, and a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Liability of Investors

Operating Partnership

Under the Operating Partnership Agreement and applicable state law, the liability of the limited partners for the Operating Partnership’s debts and obligations generally is limited to the amount of their investments in the Operating Partnership, together with their interest in the Operating Partnership’s undistributed income, if any. Also, if any limited partner has guaranteed the Operating Partnership’s indebtedness, as provided by the Operating Partnership Agreement, the limited partner would be liable to the extent provided in its guaranty.

Our Company

Under the MGCL, our stockholders generally are not liable for our debts or obligations solely as a result of their status as stockholders. Their risk of loss is limited to the amount of their investments in us, together with their interest in our undistributed income, if any. The Common Stock, upon issuance in accordance with this prospectus supplement, will be fully paid and nonassessable. Thus, the limited partners in the Operating Partnership and our stockholders have substantially the same limited personal liability.

Voting Rights

Operating Partnership

Under the Operating Partnership Agreement, the limited partners have limited voting rights. The limited partners do not have the right to vote on any proposed sale, exchange, transfer or disposal of assets, except when all or substantially all of the assets of the Operating Partnership are being transferred, and then only to the extent that our Company does not own at least 75% of the OP Units. In addition, the limited partners do not have the right to propose amendments to the Operating Partnership Agreement, and certain types of amendments may be approved without the vote of the limited partners. However, certain amendments that would change the limited liability of a limited partner or change specified provisions in the Operating Partnership Agreement with respect to distributions and allocations or the right to redeem units must be approved by each limited partner adversely affected by the amendment.

Our Company

The business and affairs of our Company are managed under the direction of the Board of Directors, which as of the date of this prospectus supplement consists of ten members. All of our directors are elected annually. Each share of Common Stock has one vote.

The MGCL requires that certain major corporate transactions, including most amendments to our Charter, may be consummated only with the approval of stockholders. Our Bylaws and the MGCL permit any action that may be taken at a meeting of stockholders to be taken without a meeting if a written consent to the action is signed by holders of all outstanding shares of capital stock having a right to vote on the action. The MGCL also permits the charter of a Maryland corporation to contain a provision permitting action to be taken by the written or electronic consent of the holders of Common Stock entitled to cast not less than the minimum number of votes that would be necessary to take the action at a stockholders meeting. Our Charter does not contain such a provision.

In addition to Common Stock, we have shares of Series D Preferred Stock authorized under our Charter, none of which are outstanding as of the date of this prospectus supplement. The holders of Series D Preferred Stock, when and if issued, have no right to vote, except that so long as any Series D Preferred Stock is outstanding, the affirmative vote of the holders of a majority of the shares of Series D Preferred Stock outstanding, voting as a separate class or voting as a single class with any other series of preferred stock which has the right to vote with the Series D Preferred Stock on such matter, will be necessary to authorize or issue any class or series of capital stock ranking senior to the Series D Preferred Stock or amend our Charter so as to materially and adversely affect the rights and preferences of Series D Preferred Stock or the holders thereof.

Amendment of the Operating Partnership Agreement and our Charter

Operating Partnership

Our Company, as the general partner, generally has the power, without the consent of any limited partners, to amend the Operating Partnership Agreement as may be required to reflect any changes that our Company deems necessary or appropriate in its sole discretion, provided that the amendment does not adversely affect or eliminate any right granted to a limited partner that is protected by special voting provisions. See “—Voting Rights” above.

Our Company

Except for those amendments permitted to be made without stockholder approval under the MGCL or by specific provision in our Charter, amendments to our Charter must be declared advisable by the Board of Directors and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. Any amendment to our Charter related to the (i) removal of directors, (ii) vote required to approve any extraordinary transaction (i.e., merger, share exchange, consolidation, conversion and sale of all or substantially all of our assets) or (iii) amendment provision in our Charter relating to these matters requires the affirmative vote of our stockholders entitled to cast two-thirds of all the votes entitled to be cast on the matter. However, subject to the rights of any class or series of preferred stock, the Board of Directors may supplement our Charter to designate new classes or series of common or preferred stock without stockholder approval.

Issuance of Additional Equity

Operating Partnership

The Operating Partnership is generally authorized to issue OP Units and other partnership interests, including partnership interests of different series or classes, as determined by our Company, as the general partner, in its sole discretion. The Operating Partnership may issue OP Units and other partnership interests to our Company, as the general partner, as long as these interests are issued to all of the partners in proportion to their respective interests in the Operating Partnership. The Operating Partnership may also issue OP Units to our Company in connection with a new issuance of securities of our Company, provided that the proceeds of the new issuance of securities of our Company are contributed to the Operating Partnership and the OP Units issued to our Company have terms substantially identical to the new securities being issued by our Company.

Our Company

Subject to the rights and restrictions of any class or series of preferred stock, the Board of Directors may authorize the issuance, in its discretion, of additional Common Stock and other equity securities of our Company, including one or more classes of common or preferred stock, with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as the Board of Directors may establish.

The Operating Partnership and our Company both have substantial flexibility to raise equity through the sale of additional OP Units, shares of capital stock or other securities to finance the business and affairs of our Company.

Borrowing Policies

Operating Partnership

The Operating Partnership has no restrictions on borrowings, and our Company as general partner has full power and authority to borrow money on behalf of the Operating Partnership.

Our Company

We are not restricted under our Charter from borrowing. However, under the Operating Partnership Agreement, we, as the general partner of the Operating Partnership, may not borrow money, except for the purpose of advancing funds to the Operating Partnership for any proper purpose of the Operating Partnership and except for certain loans from the Operating Partnership to our Company.

Permitted Investments

Operating Partnership

The Operating Partnership’s purpose is to conduct any business that may be lawfully conducted by a Delaware limited partnership, provided that this business is to be conducted in a manner that permits our Company to be qualified as a REIT, unless our Company ceases to qualify as a REIT for any reason. The Operating Partnership is authorized to perform any and all acts for the furtherance of the purposes and business of the Operating Partnership, including making investments or entering into joint ventures or partnerships.

Our Company

Under our Charter, we may engage in any lawful activity permitted by the MGCL. Under the Operating Partnership Agreement, we, as the general partner of the Operating Partnership, must conduct all of our business activities through the Operating Partnership. However, we, as the general partner of the Operating Partnership, are also permitted to hold, directly or indirectly, up to a 1% interest in certain existing entities and may acquire an interest in other additional properties but only if the Operating Partnership is acquiring at least 99 times our proposed participation in the property.

USE OF PROCEEDS

We will receive no cash proceeds from any issuance of the Shares covered by this prospectus supplement, but we will acquire additional MACWH Units, MACWH CPUs and OP Units in exchange for any such issuances. We intend to hold any MACWH Units, MACWH CPUs and OP Units which we acquire.

PLAN OF DISTRIBUTION

This prospectus supplement relates to the possible issuance by us of up to 126,265 Shares issued to holders of (1) OP Units issued upon conversion of Series D Preferred Units, (2) MACWH Units and/or (3) MACWH CPUs, and any of their pledgees, donees, transferees or other successors in interest. We may only offer the Shares to the holders of MACWH Units, MACWH CPUs and OP Units if the holders present them for redemption and we exercise our right to issue Common Stock to them instead of paying a cash amount.

We will bear all costs, expenses and fees in connection with the registration of the Shares.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts, and by Venable LLP, Baltimore, Maryland.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Copies of these documents may also be available on our website at www.macerich.com. The information on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

The information incorporated by reference herein is an important part of this prospectus supplement. Any statement contained in a document which is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement, or information that we later file with the SEC prior to the termination of this offering, modifies or replaces this information. Our Exchange Act file number is 001-12504. We are incorporating by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 25, 2020;

•

those portions of our definitive Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Stockholders, filed on April 29, 2020, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2019;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2020, filed on May 11, 2020;

•	our Current Reports on Form 8-K filed on March 16, 2020 and June 24, 2020;

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed on November 13, 1998, as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 25, 2020, including any amendments or reports filed for the purpose of updating such descriptions; and

•

all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering, except as to any portion of any future report or document that is deemed furnished and not filed in accordance with SEC rules.

Upon request, we will provide, without charge, to each person to whom a copy of this prospectus supplement is delivered, a copy of any or all of the documents incorporated by reference in this prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, by writing or telephoning us at the following:

The Macerich Company

401 Wilshire Boulevard, Suite 700

Santa Monica, CA 90401-1452

Attention: Corporate Secretary

(310) 394-6000

Prospectus

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

RIGHTS

STOCK PURCHASE CONTRACTS

UNITS

We, or any selling securityholders to be identified in the future, may offer from time to time, in one or more series:

•	shares of our common stock;

•	shares of our preferred stock;

•	depositary shares representing an interest in a fractional share or multiple shares of preferred stock;

•	senior and/or subordinated debt securities;

•	warrants to purchase common stock, preferred stock and/or debt securities;

•	rights to purchase common stock, preferred stock and/or debt securities;

•	stock purchase contracts relating to a specified number of shares of common stock, preferred stock or depositary shares; and

•	units consisting of two or more of these classes or series of securities.

We, or any selling securityholders to be identified in the future, may offer these securities in amounts, at prices and on terms determined at the time of offering. The specific plan of distribution for any securities to be offered will be provided in a prospectus supplement. If we use agents, underwriters or dealers to sell these securities, a prospectus supplement will name them and describe their compensation.

The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before you make an investment decision.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “MAC.” On August 4, 2020, the last reported sale price of our common stock on the NYSE was $8.14 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, as well as the Risk Factors contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed on Form S-3 with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we or any selling securityholders may sell any combination of our common stock, preferred stock, depositary shares, debt securities, warrants, rights, stock purchase contracts or units from time to time and in one or more offerings. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered (if other than common stock) and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise stated, or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” and “our” refer to The Macerich Company, those entities owned or controlled by The Macerich Company and predecessors of The Macerich Company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Copies of these documents may also be available on our website at www.macerich.com. The information on our website does not constitute part of this prospectus or any prospectus supplement.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede the information included or incorporated by reference in this prospectus. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 25, 2020;

•

those portions of our definitive Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Stockholders, filed on April 29, 2020, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2019;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2020, filed on May 11, 2020;

•	our Current Reports on Form 8-K filed on March 16, 2020 and June 24, 2020;

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed on November 13, 1998, as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 25, 2020, including any amendments or reports filed for the purpose of updating such descriptions; and

•

all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and until all of the securities offered under this prospectus are sold, except as to any portion of any future report or document that is deemed furnished and not filed in accordance with SEC rules.

Upon request, we will provide, without charge, to each person to whom a copy of this prospectus is delivered a copy of any or all of the documents incorporated by reference in this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit to this prospectus, by writing or telephoning us at the following:

The Macerich Company

401 Wilshire Boulevard, Suite 700

Santa Monica, CA 90401-1452

Attention: Corporate Secretary

(310) 394-6000

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference, and any prospectus supplement will contain or incorporate by reference, statements that constitute forward-looking statements within the meaning of the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “projects,” “predicts,” “plans,” “believes,” “seeks,” “estimates,” “scheduled” and variations of these words and similar expressions. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Forward-looking statements include statements regarding, among other matters:

•	expectations regarding our growth;

•	our beliefs regarding our acquisition, redevelopment, development, leasing and operational activities and opportunities, including the performance of our retailers;

•	our acquisition, disposition and other strategies;

•	regulatory matters pertaining to compliance with governmental regulations;

•	our capital expenditure plans and expectations for obtaining capital for expenditures;

•	our expectations regarding income tax benefits;

•	our expectations regarding our financial condition or results of operations; and

•	our expectations for refinancing our indebtedness, entering into and servicing debt obligations and entering into joint venture arrangements.

We caution you that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause our actual results, performance or achievements or the industry to differ materially from our results, performance or achievements, or those of the industry, expressed or implied in such forward-looking statements. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the continuing adverse impact of the novel coronavirus (COVID-19) on the U.S., regional and global economies and the financial condition and results of operations of the Company and its tenants; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. We urge you to carefully review the disclosures we make concerning these risks and other factors that may affect our business and operating results, under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement, which disclosures are incorporated herein by reference. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, any prospectus supplement or any other document incorporated by reference into this prospectus or any prospectus supplement. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this prospectus or any prospectus supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and the applicable prospectus supplement, as well as other information we include or incorporate by reference in this prospectus and in the applicable prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

THE MACERICH COMPANY

We are involved in the acquisition, ownership, development, redevelopment, management and leasing of regional and community/power shopping centers located throughout the United States. We are the sole general partner of, and own a majority of the ownership interests in, The Macerich Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”). As of June 30, 2020, the Operating Partnership owned or had an ownership interest in 47 regional shopping centers, five community/power shopping centers and other assets aggregating approximately 51 million square feet of gross leasable area.

We are a self-administered and self-managed real estate investment trust (“REIT”) and we conduct all of our operations through the Operating Partnership and our management companies, Macerich Property Management Company, LLC, a single member Delaware limited liability company, Macerich Management Company, a California corporation, Macerich Arizona Partners LLC, a single member Arizona limited liability company, Macerich Arizona Management LLC, a single member Delaware limited liability company, Macerich Partners of Colorado LLC, a single member Colorado limited liability company, MACW Mall Management, Inc., a New York corporation, and MACW Property Management, LLC, a single member New York limited liability company.

We were organized as a Maryland corporation in September 1993. Our principal executive offices are located at 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401. Our telephone number is (310) 394-6000. Our website address is www.macerich.com. The information on our website does not constitute part of this prospectus or any prospectus supplement.

USE OF PROCEEDS

When we offer particular securities, we will describe in a prospectus supplement relating to the securities offered how we intend to use the proceeds from their sale. We may invest funds not required immediately for such purposes in short-term investment grade securities. We will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a summary description of the material terms of our capital stock. Provisions of our Articles of Amendment and Restatement, as further amended, corrected and supplemented (our “Charter”), and our Amended and Restated Bylaws (our “Bylaws”) fix or may affect some of the terms of our capital stock. For a complete description of the terms of all of our capital stock, including our common stock, we refer you to the Maryland General Corporation Law (the “MGCL”), our Charter and our Bylaws. Our Charter and our Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Capitalization

Our Charter authorizes us to issue up to 325,000,000 shares of capital stock, consisting of 250,000,000 shares of common stock, $0.01 par value per share, 15,000,000 shares of preferred stock, $0.01 par value per share, and 60,000,000 shares of excess stock, $0.01 par value per share (“excess stock”). As of June 30, 2020, we had

•	150,042,883 shares of common stock (including 441,719 shares of unvested restricted common stock) issued and outstanding; and

•	1,961,345 shares of Series D Preferred Stock authorized, none of which are outstanding.

In addition, as of June 30, 2020, 35,565 shares of our common stock were reserved for issuance upon exercise of outstanding employee stock options and employee stock appreciation rights, 217,638 shares of our common stock were reserved for issuance upon the payment of stock units issued under our Director Phantom Stock Plan and 2003 Equity Incentive Plan, 12,165,360 shares of our common stock were reserved for issuance upon redemption of outstanding limited partnership units and long-term incentive plan units (including 1,160,869 of unvested long-term incentive plan units) of the Operating Partnership, and 103,235 shares of our common stock were reserved for issuance upon redemption of outstanding limited partnership units of MACWH, LP.

Shares of Series D Preferred Stock, if issued, could be converted into shares of our common stock based on a formula set forth in the applicable Articles Supplementary. Rights of holders of Series D Preferred Stock include dividend and liquidation preferences over the holders of shares of our common stock and voting rights in some circumstances.

Our Charter and the MGCL permit our board of directors, or any duly authorized committee thereof, to classify and reclassify any unissued shares of our capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms and conditions of redemption of the classified or reclassified shares of our capital stock. The terms of any stock classified or reclassified by our board of directors or a duly authorized committee thereof in accordance with our Charter will be set forth in articles supplementary filed with the State Department of Assessments and Taxation of Maryland prior to the issuance of any classified or reclassified stock.

Restrictions on Transfer and Ownership

For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), both of the following conditions relating to ownership of shares must be satisfied:

•

not more than 50% in value of our outstanding stock (after taking into account options to acquire stock) may be owned, directly or indirectly (after application of certain attribution rules), by five or fewer “individuals” (as defined under the Code to include some entities that would not ordinarily be considered “individuals”) during the last half of a taxable year; and

•	shares of our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

See “Material United States Federal Income Tax Considerations—Classification and Taxation of The Macerich Company as a REIT.”

Our Charter Restricts the Ownership and Transfer of Shares of Our Capital Stock

Subject to exceptions specified in our Charter, no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Code, in excess of the lesser of 5% in value or in number of shares of our outstanding capital stock. The attribution provisions are complex and may cause stock owned directly or indirectly by a group of related individuals or entities to be deemed to be owned by one individual or entity. As a result, the acquisition of less than 5% in value or in number of shares of stock (or the acquisition of an interest in an entity which owns stock) by an individual or entity could cause that individual or entity (or another individual or entity) to be deemed to own in excess of 5% in value or in number of shares of our outstanding capital stock, and thus subject that stock to the ownership limit. Our board of directors, in its sole discretion (subject to certain limitations), may waive the ownership limit with respect to our stockholders, but is under no obligation to do so. As a condition of a waiver of the ownership limit, our board of directors may require opinions of counsel satisfactory to it or other conditions as it may direct, including an agreement from the applicant that the applicant will not act to threaten our REIT status. Our Charter excludes from the ownership limit some persons and their respective families and affiliates, but provides that no excluded participant may own (directly or indirectly) more than the excluded participant’s percentage limitation, as described below under “—Issuance of Excess Stock.”

Our Charter provides that any purported transfer or issuance of shares, or other event, will be null and void if it results in a prohibited event. The intended transferee or purported owner in a transaction that results in a “prohibited event” will not acquire, and will retain no rights to, or economic interest in, those shares of stock. See “—Issuance of Excess Stock” below.

Issuance of Excess Stock

Our Charter provides that in the case of a prohibited event, the relevant shares of stock will automatically be exchanged for shares of excess stock, to the extent necessary to ensure that the purported transfer or other event does not result in a prohibited event. A “prohibited event” is a purported transfer of stock or other event that will, if effective, result in any of the following:

•

a person owning (directly or indirectly) shares of our stock in excess of the ownership limit as determined in accordance with our Charter or owning (directly or indirectly) more than a specified percentage of our common stock as determined in accordance with our Charter (that person’s “percentage limitation”);

•	shares of our common stock and preferred stock being owned by fewer than 100 persons (determined without reference to any rules of attribution);

•

our becoming “closely held” under Section 856(h) of the Code (determined without regard to Code Section 856(h)(2) and by deleting the words “the last half of” in the first sentence of Code Section 542(a)(2) in applying Code Section 856(h)); or

•	our disqualification as a REIT.

Outstanding shares of excess stock will be held in trust. The trustee of the trust will be appointed by us and will be independent of us, any purported record or beneficial transferee and any beneficiary of such trust (the “beneficiary”). The beneficiary will be one or more charitable organizations selected by the trustee.

Our Charter further provides that shares of excess stock are entitled to the same dividends as the shares of stock exchanged for excess stock (the “original shares”). The trustee, as record holder of the excess stock, is entitled to receive all dividends and distributions in respect of the excess stock as may be authorized by our board of directors and declared by us and will hold the dividends or distributions in trust for the benefit of the beneficiary. The trustee is also entitled to cast all votes that holders of the excess stock are entitled to cast. Shares of excess stock in the hands of the trustee will have the same voting rights as original shares. Upon our liquidation, dissolution or winding up, each share of excess stock will be entitled to receive ratably with each other share of stock of the same class or series as the original shares, the assets distributed to the holders of the class or series of stock. The trustee will distribute to the purported transferee the amounts received upon our liquidation, dissolution or winding up, but only up to the amount paid by the purported transferee, or the market price for the original shares on the date of the purported transfer, if no consideration was paid by the transferee, and subject to additional limitations and offsets set forth in our Charter.

If, after the purported transfer or other event resulting in an exchange of stock for shares of excess stock, dividends or distributions are paid with respect to the original shares, then the dividends or distributions will be paid to the trustee for the benefit of the beneficiary. While shares of excess stock are held in trust, excess stock may be transferred by the trustee only to a person whose ownership of the original shares will not result in a prohibited event. At the time of any permitted transfer, the shares of excess stock will be automatically exchanged for the same number of shares of the same type and class as the original shares. Our Charter contains provisions that prohibit the purported transferee of shares of excess stock from receiving in return for the transfer an amount that reflects any appreciation in the original shares during the period that the shares of excess stock were outstanding. Our Charter requires any amount received by a purported transferee, in excess of the amount permitted to be received, to be paid to the beneficiary.

Our Charter further provides that we may purchase, for a period of 90 days during the time the shares of excess stock are held in trust, all or any portion of the excess stock at the lesser of the price paid for the stock by the purported transferee (or if no consideration was paid, the market price at the time of such transaction) or the market price of the relevant shares on the date we, or our designee, accept the offer to purchase the shares of excess stock. The 90-day period begins on the date of the prohibited transfer if the purported transferee gives notice to us of the transfer or, if no notice is given, the date our board of directors determines in good faith that a prohibited transfer has occurred.

These provisions contained in our Charter will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. Amendments to our Charter generally require the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of us without the approval of our board of directors.

Any certificates representing shares of our common stock and our preferred stock bear, or will bear, a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% of our outstanding stock must file an affidavit with us containing the information specified in our Charter within 30 days after January 1 of each year. In addition, these and other significant stockholders are required, upon demand, to disclose to us in writing the information with respect to their direct, indirect and constructive ownership of shares of our capital stock that our board of directors deems necessary to comply with the provisions of the Code applicable to a REIT.

Selected Provisions of Maryland Law and of Our Charter and Bylaws

In addition to the ownership limit, certain provisions of our Charter, Bylaws and the MGCL may delay, defer or prevent a change of control or other transaction in which holders of some, or a majority, of shares of our common stock might receive a premium for their shares over the then prevailing market price of those shares or which such holders might believe to be otherwise in their best interests. The following paragraphs summarize a number of these provisions, as well as selected provisions of the MGCL.

Advance Notice of Director Nominations and New Business; Procedures for Special Meetings Requested by Stockholders

Our Charter and Bylaws provide that for any stockholder proposal to be presented in connection with an annual meeting or special meeting of our stockholders, including a proposal to nominate a director, the stockholder must have given timely written notice of the proposal to our secretary. The Bylaws provide that nominations to our board of directors and the proposal of other business to be considered by stockholders at an annual meeting of stockholders may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors;

•

by any stockholder who is a stockholder of record both at the time such stockholder gives the notice required by our Bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on the proposal of other business, as the case may be, and who has complied with the advance notice procedures, including minimum and maximum time periods, set forth in our Charter and Bylaws; or

•

pursuant to the proxy access provisions of our Bylaws, which allow an eligible stockholder or a qualifying group of up to 20 stockholders, owning at least 3% of our outstanding shares of common stock continuously for at least three years, to nominate up to the greater of two directors or the largest whole number that does not exceed 20% of the number of directors then serving on our board of directors for inclusion in our proxy materials, subject to complying with the requirements contained in our Bylaws.

Our Bylaws also provide that only the business specified in our notice of meeting may be brought before a special meeting of stockholders. Nominations of persons for election to our board of directors at a special meeting of stockholders at which directors are to be elected may be made only:

•	by or at the direction of our board of directors;

•

by a stockholder who has requested that a special meeting be called for the purpose of electing directors in compliance with our Bylaws and who has supplied the information required by our Bylaws about each individual whom the stockholder proposes to nominate for election as a director; or

•

provided that the special meeting has been called in accordance with our Bylaws for the purpose of electing directors, by any stockholder who is a stockholder of record both at the time such stockholder gives the notice required by our Bylaws and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures, including minimum and maximum time periods, set forth in our Bylaws.

Our Bylaws also contain special procedures applicable to a special meeting of stockholders that is called by the secretary to act on any matter that may properly be considered at a meeting of stockholders at the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at the meeting.

Exemptions for Our Original Founders from the Maryland Business Combination Act

Under the MGCL, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by two super-majority stockholder votes, unless, among other conditions, the holders of the corporation’s common stock receive a minimum price, as defined by the MGCL, for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation before the time that the interested stockholder becomes an interested stockholder. Furthermore, a person is not an interested stockholder if the transaction by which he or she would otherwise have become an interested stockholder is approved in advance by the board of directors.

As permitted by the MGCL, our Charter exempts from these provisions any business combination between us and our original founders and their respective affiliates or related persons. As a result, these persons may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance with the super-majority vote requirements and the other provisions of the statute.

Non-Stockholder Constituencies

Under our Charter, for the purpose of determining our and our stockholders’ best interests with respect to a proposed business combination or other transaction involving a change of control of us, our board of directors must give due consideration to all relevant factors, including, without limitation, the interests of our employees, the economy, community and societal interests and our and our stockholders’ long-term as well as short-term interests, including the possibility that these interests may be best served by our continued independence.

Other Provisions of Our Charter

Our Charter authorizes our board of directors to classify and reclassify unissued shares and issue one or more classes or series of common stock or preferred stock and authorizes the creation and issuance of rights entitling holders thereof to purchase from us shares of stock or other securities or property.

Control Share Acquisitions

The MGCL provides that the acquirer of certain levels of voting power in electing directors of a Maryland corporation (one-tenth or more, but less than one-third, one-third or more but less than a majority, and a majority or more) is not entitled to vote the shares in excess of the applicable threshold unless voting rights for the shares are approved at a meeting by holders of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by an officer or director of the corporation who is an employee of the corporation, or unless the acquisition of the shares has been specifically or generally approved or exempted from the statute by a provision in the corporation’s charter or bylaws adopted before the acquisition of the shares. Our Charter exempts from these provisions voting rights of shares owned or acquired by our original founders and their respective affiliates and related persons. Our Bylaws also contain a provision exempting from this statute any acquisition by any person of shares of our stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Our board of directors has approved a resolution prohibiting us from unilaterally electing to be subject to the provisions of Sections 3-803, 3-804 and 3-805 of Subtitle 8 of Title 3 of the MGCL (“Subtitle 8”). Subtitle 8 permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, without any stockholder vote or other action and notwithstanding any contrary provision in its charter or bylaws, to be subject to any or all of the following five provisions:

•	Section 3-803 – requiring classification of the board of directors into three classes;

•

Section 3-804(a) – requiring that stockholders may remove any director by the affirmative vote of at least two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors;

•	Section 3-804(b) – requiring that the number of directors be fixed only by vote of the board of directors;

•

Section 3-804(c) – requiring that any vacancy on the board of directors be filled only by the affirmative vote of a majority of the remaining directors for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

•

Section 3-805 – requiring that a special meeting of stockholders may be called only upon the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.

Following our board of director’s resolution, we supplemented our Charter to provide that we are prohibited from electing to be subject to any of the foregoing provisions, and such prohibition may not be repealed unless a proposal to repeal such prohibition with respect to any such section is approved by the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors.

Amendment to Our Charter and Bylaws

Except for those amendments permitted to be made without stockholder approval under the MGCL or by specific provision in our Charter, amendments to our Charter must be declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. Any amendment to our Charter related to the (i) removal of directors, (ii) vote required to approve any extraordinary transaction (i.e., merger, share exchange, consolidation, conversion and sale of all or substantially all of our assets) or (iii) amendment provision in our Charter relating to these matters requires the affirmative vote of stockholders entitled to cast two-thirds of all the votes entitled to be cast on the matter.

Our Bylaws provide that, with the exception of provisions in our Bylaws relating to (i) the indemnification of our present and former directors and officers and (ii) the amendment of our Bylaws, which provisions may not be amended without the approval of our board of directors, our Bylaws may be altered or repealed or new bylaw provisions may be adopted, in each case to the extent permitted by, and consistent with, our Charter, our Bylaws and applicable law, by the affirmative vote of a majority of all the votes entitled to be cast on the matter pursuant to a proposal submitted for approval at a duly called annual meeting or special meeting of stockholders. Our board of directors may also adopt, alter or repeal any provision of our Bylaws or make new Bylaws.

Our Board of Directors; Election; Removal

Our board of directors currently consists of ten directors. Our Charter provides that the number of directors on our board of directors is fixed pursuant to our Bylaws, but may not be fewer than the minimum required by the MGCL, which is one. Our Bylaws provide that our board of directors must consist of not less than one and not more than twelve directors.

Our Charter and Bylaws provide that directors are required to be elected by the affirmative vote of a majority of all the votes cast on the matter at a meeting at which a quorum is present.

Subject to the rights of holders of any series of preferred stock, our Charter provides that a director may be removed only for cause and only by the affirmative vote of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors.

Our Dissolution

Our dissolution must be approved by our board of directors and by the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter.

Supermajority Vote for Extraordinary Corporate Actions

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert into another entity, sell all or substantially all of its assets, or engage in a share exchange or in a similar extraordinary corporate action unless approved by the corporation’s board of directors and the affirmative vote of holders of at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Except for Article Seventh and Article Ninth of our Charter, which provide that amendments to our Charter (except for certain instances) and dissolution must be approved by the vote of holders of a majority of our outstanding shares of common stock entitled to vote on the matter, our Charter does not provide for a lesser percentage in these situations.

Exclusive Forum

Our Bylaws provide that, unless our board of directors agrees otherwise, (i) any derivative action or proceeding, (ii) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us or any of our directors, officers or other employees pursuant to the MGCL, or our Charter or Bylaws and (iv) claims governed by the internal affairs doctrine must be brought in the Circuit Court for Baltimore City, Maryland (or if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division).

DESCRIPTION OF OUR COMMON STOCK

Subject to the provisions of our Charter regarding excess stock (as described above), each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of our stock, the holders of shares of our common stock possess the exclusive voting power. Subject to the provisions of our Charter regarding excess stock and the rights of any holders of preferred stock, holders of our common stock are entitled to receive the dividends authorized by our board of directors and declared by us out of funds legally available for this purpose. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of any outstanding shares of any other class or series of stock having liquidation preferences, if any, the assets legally available for distribution to holders of our common stock will be distributed ratably among the holders of our common stock. Holders of our common stock have no preemptive or other subscription or conversion rights. See “Description of Our Capital Stock—Selected Provisions of Maryland Law and of Our Charter and Bylaws.” Our common stock is not subject to assessment.

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Under the MGCL and our Bylaws, stockholders are entitled to receive prior notice of our annual and special meetings of stockholders. Notice is given to a stockholder when it is personally delivered to him or her, left at his or her residence or usual place of business, mailed to him or her at his or her address as it appears on our records or transmitted to him or her by electronic mail or other electronic means or by any other means permitted by Maryland law.

DESCRIPTION OF OUR PREFERRED STOCK

Under our Charter, we may issue shares of preferred stock from time to time, in one or more series as authorized by our board of directors. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL to adopt resolutions and file Articles Supplementary with the State Department of Assessments and Taxation of Maryland, fixing for each class or series the designations, powers, preferences, conversion and other rights, voting powers, qualifications, limitations as to dividends, restrictions and terms and conditions of redemption. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a change of control or other transaction in which holders of some, or a majority, of the shares of our common stock might receive a premium for their shares over the then prevailing market price of those shares or which such holders might believe to be otherwise in their best interests. The preferred stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights. The terms of any preferred stock we offer under a prospectus supplement may differ from the terms we describe below.

The prospectus supplement relating to the class or series of preferred stock offered by that supplement will describe the specific terms of those securities, including:

•	the title and stated value of that preferred stock;

•	the number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

•	the dividend rates, periods and/or payment dates or methods of calculation thereof applicable to that preferred stock;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on that preferred stock will accumulate;

•	the voting rights applicable to that preferred stock;

•	the procedures for any auction and remarketing, if any, for that preferred stock;

•	the provisions for a sinking fund, if any, for that preferred stock;

•	the provisions for redemption, if applicable, of that preferred stock;

•	any listing of that preferred stock on any securities exchange;

•

the terms and conditions, if applicable, upon which that preferred stock will be convertible into shares of common stock, including the conversion price (or manner of calculation of the conversion price) and conversion period;

•	a discussion of any material or special U.S. federal income tax considerations applicable to that preferred stock;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with that class or series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up;

•

in addition to those limitations described elsewhere in this prospectus and any prospectus supplement, any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

•	any other specific terms, preferences, rights, limitations or restrictions of that preferred stock.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of common stock and to all equity securities issued by us the terms of which expressly provide that those equity securities rank junior to the preferred stock;

•	on a parity with all equity securities issued by us the terms of which so provide or which do not expressly provide that those equity securities rank junior or senior to the preferred stock; and

•	junior to all equity securities issued by us the terms of which expressly provide that those equity securities rank senior to the preferred stock.

The term “equity securities” does not include convertible debt securities.

Dividends

Holders of shares of our preferred stock will be entitled to receive, when, as and if authorized by our board of directors and declared by us, out of our assets legally available for payment, cash dividends at rates and on dates as will be set forth in the applicable prospectus supplement. Each dividend will be payable to holders of record as they appear on our stock transfer books on the record dates as may be fixed by our board of directors.

Dividends on any series or class of our preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any series or class of preferred stock for which dividends are noncumulative, then the holders of that series or class of preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on such series or class are declared or paid for any future period.

Except as provided in the following paragraph, unless full cumulative dividends on the preferred stock of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for that payment is set apart for payment for all past dividend periods, no dividends (other than in the common stock or other stock of ours ranking junior to the preferred stock of that series or class as to dividends and upon liquidation) may be authorized or paid or set aside for payment nor may any other distribution be authorized or made on the common stock or any other stock of ours ranking junior to or on a parity with the preferred stock of that series or class as to dividends or upon liquidation. In addition, common stock or any other stock of ours ranking junior to or on a parity with the preferred stock of that series or class as to dividends or upon liquidation may not be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other stock of ours ranking junior to the preferred stock of that series or class as to dividends and upon liquidation).

When dividends for all past dividend periods are not paid in full (or a sum sufficient for the full payment is not set apart) upon the shares of preferred stock of any series or class and the shares of any other series or class of preferred stock ranking on a parity as to dividends with the preferred stock of that series or class, then all dividends authorized on shares of preferred stock of that series or class and any other series or class of preferred stock ranking on a parity as to dividends with that series or class of preferred stock will be authorized pro rata, so that the amount of dividends authorized per share on the preferred stock of that series or class and such other series or class of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on the shares of preferred stock of that series or class (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend) and that other series or class of preferred stock bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of that series or class that may be in arrears.

Any dividend payment made on shares of a series or class of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of that series or class that remains payable.

In determining whether a distribution by dividend, redemption or other acquisition of stock or otherwise is permitted under the MGCL, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution will not be added to our total liabilities.

Redemption

If the applicable prospectus supplement so states, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement.

The prospectus supplement relating to a series or class of preferred stock that is subject to mandatory redemption will specify the number of shares of that preferred stock that are to or may be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends on that preferred stock (which will not, if that preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series or class is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock will automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, unless full cumulative dividends on all outstanding shares of that series or class of preferred stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient for that payment is set apart for payment for all past dividend periods, we may not redeem any shares of that series or class of preferred stock unless all outstanding shares of preferred stock of that series or class are simultaneously redeemed and may not purchase or otherwise acquire directly or indirectly any shares of preferred stock of that series or class (except by conversion into or exchange for our stock ranking junior to the preferred stock of that series or class as to dividends and upon liquidation). However, this will not prevent the purchase or acquisition of shares of preferred stock of that series or class to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series or class.

If fewer than all of the outstanding shares of preferred stock of any series or class are to be redeemed, the number of shares to be redeemed will be determined by us, and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by those holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us.

Each notice of redemption will state:

•	the redemption date;

•	the number of shares and series of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for the preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

•	the date upon which the holder’s conversion rights, if any, as to the shares will terminate.

If fewer than all the shares of preferred stock of any series are to be redeemed, the notice mailed to each holder will also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any shares of preferred stock has been given, and if the funds necessary for that redemption have been irrevocably set apart by us in trust for the benefit of the holders of any shares of preferred stock so called for redemption, then from and after the redemption date, dividends will cease to accrue on those shares of preferred stock, those shares of preferred stock will no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

Liquidation Preference

Upon our voluntary or involuntary liquidation, dissolution or winding up, then, before we will make any distribution or payment to the holders of common stock or any other series or class of stock ranking junior to any series or class of the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up, the holders of that series or class of preferred stock will be entitled to receive, after payment or provision for payment of our debts and other liabilities and amounts due to stockholders whose preferential rights are senior to those of that series or class of preferred stock, out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid on the preferred stock (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets.

If, upon any voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series or class of preferred stock and the corresponding amounts payable on all shares of other classes or series of our stock ranking on a parity with that series or class of preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of preferred stock and all other such classes or series of stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions have been made in full to all holders of any series or class of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of stock ranking junior to that series or class of preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, none of the following will be deemed to constitute a liquidation, dissolution or winding up of our affairs: (i) a consolidation, merger or other business combination of our Company with one or more corporations, REITs or other entities, (ii) our dissolution, liquidation, winding up, or reorganization immediately followed by incorporation of another entity to which such assets are distributed, (iii) a sale, lease, conveyance or other disposition of all or substantially all of our assets, properties or business to another entity or (iv) a statutory share exchange by us.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below or as indicated in the applicable prospectus supplement.

Unless provided otherwise for any series or class of preferred stock, so long as any shares of preferred stock of a series or class remain outstanding, we will not:

•

without the affirmative vote or consent of the holders of at least a majority of the shares outstanding at that time of that series or class of preferred stock (voting as a single class with all other series or classes of preferred stock upon which like voting rights have been conferred and are exercisable), given in person or by proxy, either in writing or at a meeting, authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to that series or class of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized stock into any of those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of those shares; or

•

without the affirmative vote or consent of the holders of at least a majority of the shares outstanding at that time of that series or class of preferred stock (voting as a single class with any other series or classes of preferred stock upon which like voting rights have been conferred and are exercisable), given in person or by proxy, either in writing or at a meeting, amend, alter or repeal the provisions of our Charter or articles supplementary for such series or class of preferred stock so as to materially and adversely alter or change the rights, preferences or privileges of that series or class of preferred stock.

However, no such vote or consent is required in connection with (i) any increase in the total number of our authorized shares; (ii) the authorization or increase of any class or series of shares of stock ranking, as to distribution rights and liquidation preference, on a parity with or junior to that series or class of preferred stock; (iii) any merger or consolidation in which we are the surviving entity if, immediately after the merger or consolidation, there are outstanding no shares of stock and no securities convertible into shares of stock ranking as to distribution rights or liquidation preference senior to that series or class of preferred stock other than our securities outstanding prior to such merger or consolidation; (iv) any merger or consolidation in which we are not the surviving entity if, as result of the merger or consolidation, the holders of that series or class of preferred stock receive shares of stock or other equity securities with preferences, rights and privileges substantially identical with the preferences, rights and privileges of that series or class of preferred stock and there are outstanding no shares of stock or stock or other equity securities of the surviving entity ranking as to distribution rights or liquidation preference senior to that series or class of preferred stock other than our securities outstanding prior to such merger or consolidation; or (v) our dissolution, liquidation or winding up.

These voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required will be effected, all outstanding shares of that series or class of preferred stock have been redeemed or called for redemption upon proper notice and (i) sufficient funds have been deposited in trust to effect that redemption or (ii) in a case involving an issuance of stock ranking senior to such series or class of preferred stock, the redemption price (other than any portion thereof consisting of accrued and unpaid dividends) is to be paid solely from the proceeds of such issuance.

Conversion Rights

The terms and conditions, if any, upon which shares of any series or class of preferred stock are convertible into shares of common stock will be set forth in the applicable prospectus supplement. The terms will include:

•	the number of shares of common stock into which the preferred stock is convertible;

•	the conversion price (or manner of calculation of the conversion price);

•	the conversion period;

•	provisions as to whether conversion will be at our option or the option of the holders of the preferred stock;

•	the events requiring an adjustment of the conversion price; and

•	provisions affecting conversion in the event of the redemption of the preferred stock.

Transfer Agent

The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of depositary shares that we may offer under this prospectus. While the terms we have summarized below will generally apply to any depositary shares we may offer under this prospectus, we will describe the particular terms of any depositary shares that we may offer in more detail in the applicable prospectus supplement. The terms of any depositary shares we offer under a prospectus supplement may differ from the terms we describe below.

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. The shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named in the deposit agreement, and the holders of the depositary receipts. Immediately following our issuance and delivery of the preferred stock to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Subject to the terms of the applicable depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by the depositary receipts, to all the rights and preferences of preferred stock represented by the depositary shares, including dividend, voting, conversion, redemption and liquidation rights, in each case as designated by our board of directors and described in the applicable prospectus supplement.

The following summary of material provisions of depositary shares we may issue does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the deposit agreement and the depositary receipts applicable to the particular depositary shares. We urge you to read the applicable prospectus supplements related to the depositary shares that we sell under this prospectus, as well as the complete deposit agreement and depositary receipts that contain the terms of the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the shares of the applicable series of the preferred stock proportionately to the record holders of the depositary receipts entitled to receive the distribution. Such distributions are subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

In the event of a non-cash distribution, the depositary will distribute property it receives to the record holders of depositary receipts entitled to the property unless the depositary determines that it cannot be made proportionately or it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds of such sale to holders of the depository receipts entitled to receive the distribution. Such distributions by the depositary are subject to certain obligations of holders to file proofs, certificates, and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Shares

Unless the related depositary shares have been called previously for redemption, upon surrender of the depositary receipts at the corporate trust office of the depositary, the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption

Whenever we redeem preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed, provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. With respect to noncumulative preferred stock, dividends will be paid for the current dividend period only. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred stock. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata or by any other equitable method determined by us.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease. However, the holders will have the right to receive any moneys payable upon redemption and any money or other property that the holders of such depositary receipts were entitled to at the time of redemption when they surrender their depositary receipts to the depositary.

Voting Rights

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary receipts related to such preferred stock. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights of the preferred stock related to such holder’s depositary receipts. The record date for depositary receipts will be the same date as the record date for preferred stock. The depositary will vote the preferred stock related to such depositary receipts in accordance with such instructions, and we will agree to take all reasonable action that the depositary deems necessary to enable it to vote the preferred stock. The depositary will abstain from voting the preferred stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts.

Liquidation Preference

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of a depositary receipt will be entitled to the fraction of the liquidation preference accorded the preferred stock represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion or Exchange of Preferred Stock

The depositary shares, as such, are not convertible into or exchangeable for common stock or any other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion or exchange of the preferred stock represented by the depositary shares into whole common stock, other preferred stock or other securities or property. Upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion or exchange thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion or exchange. If the depositary shares evidenced by a depositary receipt are to be converted or exchanged in part only, one or more new depositary receipts will be issued for any depositary shares not to be converted or exchanged. No fractional shares will be issued upon conversion or exchange. If conversion or exchange will result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of the shares on the last business day prior to the conversion or exchange.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the existing holders of at least a majority of the depositary shares evidenced by outstanding depositary receipts.

We may terminate the deposit agreement if (1) such termination is to preserve our status as a REIT or (2) a majority of each class of preferred stock affected by such termination consents to such termination. Upon termination of the deposit agreement, the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts. In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•

there has been a final distribution in respect of the related share of preferred stock in connection with any liquidation, dissolution, or winding-up and such distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock; or

•	the related preferred stock shall have been converted into capital stock that is not represented by depositary shares.

Fees of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the depositary’s fees and expenses for any duties that holders request to be performed which are outside those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its resignation, and we may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

Restrictions on Ownership

In order to safeguard us against an inadvertent loss of REIT status, the deposit agreement will contain provisions restricting the ownership and transfer of depositary shares. These restrictions will be described in the applicable prospectus supplement.

Miscellaneous

The depositary will forward to holders of depositary receipts any reports and communications from us which it receives with respect to the related shares of preferred stock. Neither we nor the depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of the depositary and us under the deposit agreement will be limited to performing their duties thereunder in good faith and without gross negligence or willful misconduct. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares, or preferred stock represented thereby unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock represented thereby for deposit, holders of depositary receipts, or other persons believed to be competent to give such information, and on documents believed to be genuine and signed by a proper party.

If the depositary shall receive conflicting claims, requests, or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests, or instructions received from us.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will issue any senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. We will issue any subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summary of material provisions of the senior notes, the subordinated notes and the indentures is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series. We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, which may include some or all of the following:

•	the title;

•	the price or prices (expressed as a percentage of the principal amount thereof) at which the debt securities of a series will be issued;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities, in whole or in part, in global form and, if so, the terms and who the depositary will be;

•	the maturity date(s);

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the interest rate(s), which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether any of our subsidiaries will guarantee the debt securities of a series, including the terms of subordination, if any, of the guarantees;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•

the designation of the currency, currencies or currency units in which payment of the principal of and interest, if any, on the debt securities of a series will be made, and if payments on the debt securities of a series are to be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to the payments will be determined;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•

the dates, if any, on which and the price or prices at which the debt securities of a series will be repurchased by us at the option of the holders thereof and the terms and provisions of such repurchase obligations;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants, including restrictive covenants, provided with respect to the debt securities, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

One or more series of the debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Material U.S. federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible into our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities similar to the debt securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

•	if specified events of bankruptcy, insolvency or reorganization occur; and

•	any other events of default established with respect to a series of debt securities pursuant to the indentures.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal or, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

Upon written notice to the trustee, the holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity satisfactory to the trustee. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act of 1939, the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction by the holders and need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee, to institute the proceeding as trustee; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with the covenants in the indentures.

Modification of Indentures; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, omission, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “—Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939 or the applicable rules or procedures of the depositary;

•	to add guarantees with respect to any series of debt securities or to secure any series of debt securities;

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•	to provide for uncertificated debt securities;

•

to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any unissued series;

•	to add any additional events of default;

•

to provide for the issuance of, and establish the form and terms and conditions of, any series of debt securities as provided in an indenture, to establish the form of any certifications required to be furnished pursuant to an indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•

to make any other provisions with respect to matters or questions arising under an indenture, provided that such action shall not adversely affect the interests of holders or any related coupons in any material respect; provided further, that any change to an indenture to conform it to this prospectus or the applicable prospectus supplement shall be deemed not to adversely affect the interests of holders in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	changing the stated fixed maturity of, or any payment date of any installment of interest on, the debt securities;

•	reducing the principal amount, reducing the rate of interest on, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Defeasance and Discharge

The indentures provide that we may elect, with respect to the debt securities of any series to terminate (and be deemed to have satisfied) any and all obligations in respect of such debt securities (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the debt securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified debt securities) on the 91st day after the deposit with the trustee, in trust, of money and/or U.S. government obligations which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any (and interest, if any)), on and any mandatory sinking fund payments in respect of such debt securities on the stated maturity of such payments in accordance with the terms of the indenture and such debt securities.

Such a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel (who may be counsel to us) to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the U.S. Internal Revenue Service (which opinion must be based on a change in applicable U.S. federal income tax law after the date of the indenture or a ruling published by the U.S. Internal Revenue Service after the date of the indenture), such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such debt securities. The designation of such provisions, U.S. federal income tax consequences and other considerations applicable thereto will be described in the prospectus supplement relating thereto. If so specified with respect to the debt securities of a series, such a trust may be established only if establishment of the trust would not cause the debt securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make payments of principal or interest by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the trustee in the City of New York as our paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of warrants that we may offer under this prospectus. While the terms we have summarized below will generally apply to any warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or debt securities. We may issue warrants independently of, or together with, shares of our common stock, shares of our preferred stock or debt securities offered by any prospectus supplement, and we may attach the warrants to, or issue them separately from, shares of common stock, shares of preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrant certificates relating to the warrants and will not assume any obligation or relationship of agency or trust with any holders of warrant certificates or beneficial owners of warrants.

The following summary of material provisions of the warrant agreements and warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the warrant agreement and the warrant certificates applicable to the particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreement and warrant certificates that contain the terms of the warrants.

General

The applicable prospectus supplement will describe the terms of the warrants, including as applicable:

•	the offering price;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the warrants and the exercise price;

•	the number of warrants being offered;

•	the date, if any, after which the warrants and the underlying securities will be transferable separately;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire (the “Expiration Date”);

•	the number of warrants outstanding, if any;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the warrants;

•	the terms, if any, on which we may accelerate the date by which the warrants must be exercised; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants will be offered and exercisable for U.S. dollars only and will be in registered form only.

Holders of warrants will be able to exchange warrant certificates for new warrant certificates of different denominations, present warrants for registration of transfer, and exercise warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants, holders of the warrants to purchase shares of common stock or preferred stock will not have any rights of holders of shares of common stock or preferred stock, including the right to receive payments of dividends, if any, or to exercise any applicable right to vote.

Certain Risk Considerations

Any warrants we issue will involve a degree of risk, including risks arising from fluctuations in the price of the underlying shares of common stock, shares of preferred stock or debt securities and general risks applicable to the securities market (or markets) on which the underlying securities trade, as applicable.

Prospective purchasers of the warrants will need to recognize that the warrants may expire worthless and, thus, purchasers should be prepared to sustain a total loss of the purchase price of their warrants. This risk reflects the nature of a warrant as an asset which, other factors held constant, tends to decline in value over time and which may, depending on the price of the underlying securities, become worthless when it expires. The trading price of a warrant at any time is expected to increase if the price of or, if applicable, dividend rate on, the underlying securities increases. Conversely, the trading price of a warrant is expected to decrease as the time remaining to expiration of the warrant decreases and as the price of or, if applicable, dividend rate on, the underlying securities, decreases. Assuming all other factors are held constant, the more a warrant is “out-of-the-money” (i.e., the more the exercise price exceeds the price of the underlying securities) and the shorter its remaining term to expiration, the greater the risk that a purchaser of the warrant will lose all or part of his or her investment. If the price of the underlying securities does not rise before the warrant expires to an extent sufficient to cover a purchaser’s cost of the warrant, the purchaser will lose all or part of his or her investment in the warrant upon expiration.

In addition, prospective purchasers of the warrants should be experienced with respect to options and option transactions, should understand the risks associated with options and should reach an investment decision only after careful consideration, with their financial advisors, of the suitability of the warrants in light of their particular financial circumstances and the information discussed in this prospectus and, if applicable, the prospectus supplement. Before purchasing, exercising or selling any warrants, prospective purchasers and holders of warrants should carefully consider, among other things:

•	the trading price of the warrants;

•	the price of the underlying securities at that time;

•	the time remaining to expiration; and

•	any related transaction costs.

Some of the factors referred to above are in turn influenced by various political, economic and other factors that can affect the trading price of the underlying securities and should be carefully considered prior to making any investment decisions.

Purchasers of the warrants should further consider that the initial offering price of the warrants may be in excess of the price that a purchaser of options might pay for a comparable option in a private, less liquid transaction. In addition, it is not possible to predict the price at which the warrants will trade in the secondary market or whether any such market will be liquid. We may, but will not be obligated to, file an application to list any warrants on a U.S. national securities exchange. To the extent that any warrants are exercised, the number of warrants outstanding will decrease, which may result in a lessening of the liquidity of the warrants. Finally, the warrants will constitute our direct, unconditional and unsecured obligations, and as such will be subject to any changes in our perceived creditworthiness.

Exercise of Warrants

Each holder of a warrant will be entitled to purchase that number or amount of underlying securities, at the exercise price, as will in each case be described in the prospectus supplement relating to the offered warrants.

After the close of business on the Expiration Date (which may be extended by us), unexercised warrants will become void.

Holders may exercise warrants by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the underlying securities purchasable upon exercise, together with the information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt within five business days of the warrant certificate evidencing the exercised warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement the warrant agreement without the consent of the holders of the warrants issued under the agreement to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of rights that we may offer under this prospectus. While the terms we have summarized below will generally apply to any rights we may offer under this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplement. The terms of any rights we offer under a prospectus supplement may differ from the terms we describe below.

We may issue rights for the purchase of shares of our common stock, shares of our preferred stock or debt securities. Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the terms of any rights we issue, including as applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights commences and the date on which the right expires;

•	the number of rights outstanding, if any;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the rights; and

•	any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Rights will be exercisable for U.S. dollars only and will be in registered form only.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of stock purchase contracts that we may offer under this prospectus. While the terms we have summarized below will generally apply to any stock purchase contracts we may offer under this prospectus, we will describe the particular terms of any stock purchase contracts that we may offer in more detail in the applicable prospectus supplement. The terms of any stock purchase contracts we offer under a prospectus supplement may differ from the terms we describe below.

We may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts.

The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security.

The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock, depository shares or other security or property under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts or in the event other securities, cash or property is made subject to the pledge agreement in lieu of the pledged securities, if permitted by the pledge agreement, or as otherwise provided in the pledge agreement. Subject to such security interest and the terms of the stock purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities.

Except as described in the applicable prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to us or the stock purchase contract agent, as provided in the pledge agreement. The purchase agent will in turn distribute payments it receives as provided in the stock purchase contract agreement.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of units that we may offer under this prospectus. While the terms we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The terms of any units we offer under a prospectus supplement may differ from the terms we describe below.

We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, the prospectus supplement relating to the units will describe the terms of any units we issue, including as applicable:

•	the date, if any, on and after which the units may be transferable separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the units; and

•	how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax consequences relating to the purchase, ownership and disposition of common stock, preferred stock and debt securities of The Macerich Company, and the qualification and taxation of The Macerich Company as a REIT under the Code.

Because this is a summary that is intended to address only certain material United States federal income tax considerations relating to the ownership and disposition of debt securities, common stock and preferred stock generally applicable to holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•

special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a trust, an estate, a regulated investment company, a financial institution, an insurance company, a person who holds 10% or more (by vote or value) of our stock, or are otherwise subject to special tax treatment under the Code;

•	this summary assumes that the relevant common stock, preferred stock and debt securities are held as capital assets for U.S. federal income tax purposes;

•	this summary does not address state, local, non-U.S., alternative minimum, or estate tax considerations; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of the debt securities, the common stock and the preferred stock on your individual tax situation, including any state, local, or non-U.S. tax consequences.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion which do not bind the IRS or the courts, and that a court could agree with the IRS.

Classification and Taxation of The Macerich Company as a REIT

For purposes of this discussion, references to “we,” “us” or “our,” and any similar terms, refer to The Macerich Company. We have elected to be taxed as a REIT under the Code. A REIT generally is not subject to federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that we are organized and have operated in such a manner so as to qualify as a REIT, but there can be no assurance that we have qualified or will remain qualified as a REIT. In the opinion of our tax counsel, Goodwin Procter LLP, based upon and subject to the various assumptions and on our representations concerning our organization and operations, commencing with the taxable year ended December 31, 2013, our form of organization and operations are such as to enable us to qualify as a REIT. It must be emphasized that the opinion of Goodwin Procter LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus, and is conditioned upon factual representations and covenants made by our management and affiliated entities regarding our organization, assets, and past, present and future conduct of our business operations, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our status as a REIT. While we believe that we are organized and have operated and intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Goodwin Procter LLP or us that we have so qualified or will so qualify for any particular year. Goodwin Procter LLP will have no obligation to advise us or the holders of our stock, debt securities or other instruments of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Goodwin Procter LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

So long as we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net income that we distribute to our stockholders within certain time periods. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a regular corporation. However, we will be subject to federal income tax as follows:

•

We will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid;

•

If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business (including certain foreign currency gain attributable thereto), or other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income;

•

If we have net income from “prohibited transactions” (including certain foreign currency gain attributable thereto) we will be subject to a 100% tax on this income. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property;

•

If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which we fail the 75% gross income test for the taxable year or (2) the amount by which we fail the 95% gross income test for the taxable year, multiplied by a fraction intended to reflect our profitability;

•

If we fail to satisfy any of the REIT asset tests, as described below, other than a failure by a de minimis amount of the 5% or 10% assets tests, as described below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations;

•

If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure;

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification as a REIT;”

•

We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year; and any undistributed taxable income from prior taxable years;

•

We will be subject to a 100% penalty tax on some payments we receive (or on certain expenses deducted by a taxable REIT subsidiary of ours) if arrangements among us, our tenants, and/or our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties;

•

If we acquire any asset from a “C” corporation in a carry-over basis transaction and we subsequently recognize gain on the disposition of such asset during the five-year “recognition” period beginning on the date on which we acquired the asset, then, to the extent of any built-in gain, such gain will be subject to tax at the highest regular corporate tax rate. Built-in gain means the excess of (1) the fair market value of the asset as of the beginning of the applicable recognition period over (2) the adjusted basis in such asset as of the beginning of such recognition period;

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would: (1) include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, (2) be deemed to have paid the tax that we paid on such gain and (3) be allowed a credit for its proportionate share of the tax deemed to have been paid with an adjustment made to increase the stockholders’ basis in our stock; and

•

We may have subsidiaries or own interests in other lower-tier entities that are “C” corporations that will jointly elect, with us, to be treated as a taxable REIT subsidiary, the earnings of which would be subject to U.S. federal corporate income tax.

No assurance can be given that the amount of any such federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

We elected to be taxable as a REIT for United States federal income tax purposes for our taxable year ended December 31, 1994. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, sources of income, nature of assets and distributions of income to stockholders.

The Code defines a REIT as a corporation, trust, or association:

(1)	which is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)	which is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer “individuals”, as defined in the Code to include specified entities;

(7)

which makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	which uses a calendar year for United States federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder; and

(9)	which meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3), and (4) above must be met during the entire taxable year and conditions (5) and (6) do not apply to the first taxable year for which a REIT election is made and, thereafter, condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation, and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

To qualify as a REIT, we also cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year.

Protection from Stock Concentration

In order to protect us from a concentration of ownership of stock that would cause us to fail conditions (5) or (6) above, our Charter provides that stock owned, or deemed to be owned or transferred to a stockholder in excess of specified ownership limits will be converted automatically into excess stock and transferred to a trust for the benefit of a charity and that certain transfers of our stock shall be void ab initio. Excess stock is a class of our capital stock that shares ratably with the common stock in dividends and rights upon dissolution. Because of the absence of authority on this issue, however, we cannot assure you that the operation of the excess stock or other provisions contained in our Charter will, as a matter of law, prevent a violation of the share ownership requirements in conditions (5) and (6) above. If there were such a share ownership violation and the operation of the excess stock or other provisions contained in our Charter were not held to cure such violation, we may be disqualified as a REIT. In rendering its opinion that we are organized in a manner that permits us to qualify as a REIT, Goodwin Procter LLP is relying on our representation that the ownership of our stock (without regard to the excess stock provisions) satisfies condition (6) above. Goodwin Procter LLP expresses no opinion as to whether, as a matter of law, the excess stock or other provisions contained in our Charter preclude us from failing conditions (5) or (6) above.

To monitor its compliance with condition (6) above, a REIT is required to send annual letters to certain stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

Qualified REIT Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary will be disregarded for United States federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (discussed below), all of the stock of which is owned by the REIT. All assets, liabilities, and items of income, deduction, and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

Taxable REIT Subsidiaries

A “taxable REIT subsidiary” of ours is a corporation in which we directly or indirectly own stock and that jointly elects with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary of ours. A taxable REIT subsidiary is a corporation subject to United States federal income tax, and state and local income tax where applicable, as a regular “C” corporation.

Generally, a taxable REIT subsidiary can perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of United States federal income taxation. For example, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements among us, our tenants, and/or the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. A taxable REIT subsidiary may also engage in other activities that, if conducted by us other than through a taxable REIT subsidiary, could result in the receipt of non-qualified income or the ownership of non-qualified assets.

Ownership of Partnership Interests by a REIT

A REIT that is a partner in a partnership will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, The Macerich Company’s proportionate share of the assets and items of income of the Operating Partnership, including the Operating Partnership’s share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest, will be treated as The Macerich Company’s assets and liabilities and its items of income for purposes of applying the requirements described in this prospectus. The Macerich Company has control over the Operating Partnership and substantially all of the partnerships and limited liability company subsidiaries of the Operating Partnership and intends to operate them in a manner that is consistent with the requirements for the qualification of The Macerich Company as a REIT.

Legislation has been enacted that significantly changes the rules for U.S. federal income tax audits of partnerships. Such audits will continue to be conducted at the entity level, but with respect to tax returns for taxable years beginning after December 31, 2017, unless such entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under an alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any of our subsidiary partnerships or limited liability companies (including the Operating Partnership) is able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any such entities will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment. Many issues and the overall effect of this new legislation on us are uncertain.

Income Tests Applicable to REITs

To qualify as a REIT, we must satisfy two gross income tests. First, at least 75% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gain recognized after July 30, 2008, must be derived from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) other specified investments relating to real property or mortgages thereon and (6) for a limited time, temporary investment income. Second, at least 95% of our gross income for each taxable year (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gain recognized after July 30, 2008) must be derived from any combination of income qualifying under the 75% test and dividends, interest and gain from the sale or disposition of stock or securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. For this purpose, certain income inclusions under Subpart F of the Code, the global intangible low-taxed income regime, and the passive foreign investment company rules constitute qualifying income.

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a taxable REIT subsidiary) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, we attached a schedule of the sources of our income to our federal income tax return, and any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur unexpectedly exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. As discussed under “—Classification and Taxation of The Macerich Company as a REIT,” even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

Asset Tests Applicable to REITs

At the close of each quarter of our taxable year, we must satisfy five tests relating to the nature of our assets:

(1)

at least 75% of the value of our total assets must consist of real estate assets, cash and cash items (including receivables arising in the ordinary course of our business) and government securities. Real estate assets include (1) real property (including interests in real property and interests in mortgages on real property or on interests in real property), (2) shares in other qualifying REITs, (3) debt instruments issued by publicly offered REITs and (4) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock or in a public offering of debt obligations that have a maturity of at least five years;

(2)	not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

(3)

except for equity investments in REITs, qualified REIT subsidiaries, other securities that qualify as “real estate assets” for purposes of the test described in clause (1) or securities of our taxable REIT subsidiaries: the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer’s outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer;

(4)	not more than 20% of our total assets may be represented by securities of one or more taxable REIT subsidiaries; and

(5)	not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities. However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets

(including changes in relative values as a result of fluctuations in foreign currency exchange rates). If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the thirty-day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests and paying a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (b) 90% of the excess of the net income from foreclosure property over the tax imposed on such income, minus (2) the sum of certain specified items of noncash income. In addition, if we recognize any built-in gain, we will be required, under Treasury regulations, to distribute at least 90% of the built-in gain, after tax, recognized on the disposition of the applicable asset. We also cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. See “—Classification and Taxation of The Macerich Company as a REIT” above for a discussion of the possible recognition of built-in gain.

These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

It is possible that we, from time to time, may not have sufficient cash or other liquid assets to satisfy the foregoing distribution requirements due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and the deduction of such expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization, repayment of debt or capital expenditures in excess of noncash deductions such as depreciation. In the event that such timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends in order to meet the dividend requirement and/or to avoid income and excise taxation.

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we are subject to tax on these retained amounts at regular corporate tax rates.

We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)	85% of our REIT ordinary income for the year;

(2)	95% of our REIT capital gain net income for the year; and

(3)	any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. Moreover, the character of REIT dividends attributable to gain from assets that comply with the foregoing safe harbor as ordinary income or capital gain must still be determined pursuant to the specific facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction (i) made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain), or (iii) that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (i) or (ii), in each case which is clearly identified as such before the close of the day on which it was acquired, originated or entered into (after taking into account certain cure provisions), including gain from the disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Tax Allocations with Respect to Contributed Properties.

Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution, and the adjusted tax basis of the property at the time of contribution (a “Book-Tax Difference”). These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed principally by way of contributions of appreciated property. Consequently, the partnership agreement of the Operating Partnership requires these allocations to be made in a manner consistent with Section 704(c) of the Code.

In general, the limited partners of the Operating Partnership who contributed properties to it will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the Partnerships of the contributed assets. This will tend to eliminate the Book-Tax Difference over the life of the Partnerships. However, the special allocation rules of Section 704(c) of the Code do not always rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Under the applicable Treasury regulations, special allocations of income and gain and depreciation deductions must be made on a property-by-property basis. Depreciation deductions resulting from the carryover basis of a contributed property are used to eliminate the Book-Tax Difference by allocating these deductions to the non-contributing partners (i.e., the REIT and the other non-contributing partners) up to the amount of their share of book depreciation. Any remaining tax depreciation for the contributed property would be allocated to the partners that contributed the property. The Operating Partnership intends to (but may not always) elect the traditional method of rectifying the Book-Tax Difference under the applicable Treasury regulations, under which, if depreciation deductions are less than the non-contributing partners’ share of book depreciation, then the non-contributing partners lose the benefit of these deductions (the “ceiling rule”). The application of the ceiling rule increases the likelihood we will recognize taxable income in excess of cash proceeds in our capacity as a partner of the Operating Partnership, which might adversely affect our ability to comply with the REIT distribution requirements.

Failure of The Macerich Company to Qualify as a REIT

In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable to stockholders who are individual U.S. stockholders at a preferential rate, and dividends received by our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.

Taxation of Stockholders and Potential Tax Consequences of Their Investment in Shares of Common Stock or Preferred Stock

Taxation of Taxable U.S. Stockholders

The term “U.S. stockholder” means a holder of shares of our common stock or preferred stock who, for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•

any trust if (1) a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

The term “non-U.S. stockholder” shall refer to any owners of our common or preferred stock that are nonresident alien individuals or non-U.S. corporations.

If a partnership or an entity treated as a partnership for federal income tax purposes holds our stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock or preferred stock, you should consult your own tax advisor regarding the consequences of the ownership and disposition of shares of our stock by the partnership.

Dividends. As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of current or accumulated earnings and profits that we do not designate as capital gain dividends. Distributions on our preferred stock will be treated as made out of any available earnings and profits in priority to distributions on our common stock. Dividends paid to a non-corporate U.S. stockholder generally will not qualify for the preferential tax rate for “qualified dividend income.” However, for taxable years beginning after December 31, 2017 and before January 1, 2026, and subject to certain limitations, non-corporate taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends.” Qualified REIT dividends eligible for this deduction generally will include dividends paid by us that are not designated as capital gain dividends and that are not qualified dividend income. Qualified dividend income generally includes dividends paid to most United States non-corporate taxpayers by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to United States federal income tax on the portion of our REIT taxable income distributed to our stockholders, our dividends generally will not be eligible for the preferential rate on qualified dividend income. As a result, our ordinary REIT dividends will continue to be taxed at the higher tax rate applicable to ordinary income. However, the preferential tax rate for qualified dividend income will apply to our ordinary REIT dividends (1) attributable to dividends received by us from taxable corporations, such as our taxable REIT subsidiaries, and (2) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. Dividends paid to a corporate U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. If we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Capital gains dividends attributable to the sale of depreciable real property held for more than 12 months are generally subject to a 25% U.S. federal income tax rate for U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, we may elect to designate the retained amount as a capital gain dividend with the result that a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its common stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of the U.S. stockholder’s stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize gain upon a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain, or short-term capital gain, if the shares of stock have been held for one year or less.

Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain. Ordinary income and capital gain must be allocated proportionately among taxable dividends on both our preferred stock and common stock.

Dispositions of Stock. In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held our stock for more than one year. Otherwise, the U.S. stockholder must treat any such gain or loss as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of our stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our common stock or preferred stock may be disallowed if the U.S. stockholder repurchases our common stock or preferred stock within 30 days before or after the disposition.

A redemption by us of any redeemable preferred stock we may issue could be treated either as a taxable disposition of shares or as a dividend, depending on the applicable facts and circumstances. In the event we issue any redeemable preferred stock, the Prospectus Supplement will discuss the tax consequences of owning such securities in greater detail.

Capital Gains and Losses. The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 37%. The maximum tax rate on long-term capital gains applicable to non-corporate taxpayers is 20% for sales and exchanges of capital assets held for more than one year (subject to the Medicare tax discussed below). The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is generally 25% to the extent of previously claimed depreciation deductions (“Unrecaptured Section 1250 Gains”). With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders as long term capital gains or Unrecaptured Section 1250 Gains. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates (currently up to 21%). A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

If a U.S. stockholder recognizes a loss upon a subsequent disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Medicare Tax. A U.S. person that is an individual is subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which will be between $125,000 and $250,000, depending on the individual’s circumstances). Estates and trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the same 3.8% tax on the lesser of their undistributed net investment income and the excess of their adjusted gross income over a certain threshold. Net investment income generally would include dividends on our stock and gain from the sale of our stock. If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our common or preferred stock.

Information Reporting and Backup Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of up to 24% with respect to distributions unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of any dividends or capital gain distributions to any stockholders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. stockholders, see “—Taxation of Non-U.S. Stockholders.”

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income so long as the exempt employee pension trust does not otherwise use the stock of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of common stock or preferred stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, and supplemental unemployment benefit trusts that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock must treat a percentage of the dividends that it receives from us as unrelated business taxable income. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares only if:

•	the percentage of our dividends that the tax-exempt trust must treat as unrelated business taxable income is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of the value of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•

either (a) one pension trust owns more than 25% of the value of our stock; or (b) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The rules governing United States federal income taxation of nonresident alien individuals and non-U.S. corporations are complex. This section is only a summary of such rules. We urge such non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our stock, including any reporting requirements.

Dividends. A non-U.S. stockholder who receives a distribution that is not attributable to gain from our sale or exchange of United States real property interests (“USRPIs”), as defined below, and that we do not designate as a capital gain dividend or retained capital gain will, to the extent that we pay the distribution out of our current or accumulated earnings and profits, be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, lower withholding taxes do not apply, or do not apply as favorably, to dividends from REITs. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a United States trade or business (through a U.S. permanent establishment, if the non-U.S. stockholder is entitled to the benefits of an applicable tax treaty and such tax treaty so requires as a condition for taxation), the non-U.S. stockholder generally will not be subject to the 30% gross withholding tax but will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions, and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder. We plan to withhold United States income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate with us; or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

We are required to withhold at a 15% rate on a distribution in excess of our current and accumulated earnings and profits. Non-U.S. stockholders may be entitled to a refund of any such withheld amounts in respect of distributions in excess of our current and accumulated earnings and profits and not in excess of such stockholder’s adjusted basis in its stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. We also may be required to withhold tax at the rate of 21% on the portion of any dividend to a non-U.S. stockholder that is or could be designated by us as a capital gain dividend, even if not attributable to gain on a sale or exchange of an interest in U.S. real property. In the event any of the foregoing withholding taxes exceeds a non-U.S. shareholder’s tax liability as determined under the Code, a non-U.S. stockholder may obtain a refund of amounts that we withheld.

Except as discussed below with respect to 10% or less holders or regularly traded classes of stock, for any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions by us that are attributable to gain from our sale or exchange of USRPIs under special provisions of the United States federal income tax laws known as the Foreign Investment in Real Property Act (“FIRPTA”). The term USRPIs includes interests in real property and shares in corporations at least 50% of whose assets consist of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions by us attributable to gain from sales of USRPIs as if the gain were effectively connected with a United States trade or business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain or ordinary income rates (as applicable) applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. However, FIRPTA and the 21% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the United States if the recipient non-U.S. stockholder did not own more than 10% of such class of stock at any time during the one year period ending on the date of distribution. Instead, any capital gain dividend will be treated as an ordinary distribution subject to the rules discussed above, which generally impose a 30% withholding tax (unless reduced by a treaty). Also, the branch profits tax will not apply to such a distribution.

Dispositions of Stock. A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain on a sale, exchange, repurchase, or other disposition of our stock as long as at all times during the five-year period ending on the date of disposition non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock (in which case we will be considered a “domestically controlled REIT”). For these purposes, a person holding less than 5% of our regularly traded classes of stock for five years will be treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. We cannot assure you that our non-U.S. ownership will be less than 50% at any time. Even if our non-U.S. ownership remains under 50% for five years and we otherwise meet the requirements of this rule, pursuant to “certain wash sale” rules under FIRPTA, a non-U.S. stockholder may incur tax under FIRPTA to the extent such stockholder disposes of our stock within a certain period prior to a distribution attributable to USRPI gain and directly or indirectly (including through certain affiliates) reacquires our stock within certain prescribed periods, provided that this rule will not apply to a disposition and reacquisition of our common stock by a non-U.S. stockholder owning, actually or constructively, 5% or less of our common stock at any time during the one-year period ending on the date of such distribution attributable to USRPI gain.

Regardless of the extent of our non-U.S. ownership, a non-U.S. stockholder will not incur tax under FIRPTA on a disposition of the shares of our publicly traded stock if such non-U.S. stockholder owned, actually or constructively, at all times during a specified testing period, 10% or less of the total fair market value of such class of stock. The testing period is the shorter of (1) the period during which the non-U.S. stockholder held the shares and (2) the five-year period ending on the disposition date. For as long as our common stock is regularly traded on an established securities market, a non-U.S. stockholder should not incur tax under FIRPTA with respect to gain on a sale of our common stock unless it owns, actually or constructively, more than 10% of our common stock during such testing period.

If the gain on the sale of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders subject to any applicable alternative minimum tax. Non-U.S. stockholders are urged to consult their own tax advisors as to whether they will be subject to tax under FIRPTA upon a disposition of our stock. Furthermore, a non-U.S. stockholder generally will incur U.S. federal income tax on gain not subject to FIRPTA if:

•

the gain is effectively connected with the non-U.S. stockholder’s United States trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain and may be subject to the 30% branch profits tax; or

•

the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and meets certain other criteria, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains derived from sources within the United States (net of certain losses derived from sources within the United States), unless an applicable income tax treaty provides otherwise.

To the extent our stock is held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” it will not be treated as a USRPI for such qualified shareholder. Thus, gain from the sale or exchange of our stock (including distributions treated as gain from the sale or exchange of our stock) will not be subject to tax unless such gain is treated as effectively connected with the qualified shareholder’s conduct of a U.S. trade or business. Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a USRPI (provided that distributions attributable to gain from the sale of a USRPI shall be treated as ordinary distributions subject to the rules described under “—Dividends” above). For these purposes, a qualified shareholder is generally a non-U.S. stockholder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the NYSE or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply to the “applicable percentage” of the qualified shareholder’s stock (with “applicable percentage” generally meaning the percentage of the value of the interests in the qualified shareholder held by applicable investors after applying certain constructive ownership rules). The applicable percentage of the amount realized by a qualified shareholder on the disposition of our stock or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPIs. Such treatment shall also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified shareholder. For these purposes, an “applicable investor” is a person (other than a qualified shareholder) who generally holds an interest in the qualified shareholder and holds more than 10% of our stock applying certain constructive ownership rules.

For FIRPTA purposes, neither a “qualified foreign pension fund” nor any “qualified controlled entity” is treated as a non-U.S. stockholder. A “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established by a foreign country (or one or more political subdivisions thereof) or one or more employers to provide retirement or pension benefits to current or former employees (including self-employed individuals) or their designees as a result of, or in consideration for, services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information about its beneficiaries is provided, or is otherwise available, to relevant local tax authorities and (v) with respect to which, under its local laws, (A) contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or (B) taxation of its investment income is deferred, or such income is excluded from its gross income or taxed at a reduced rate. A “qualified controlled entity” is an entity all the interests of which are held by a qualified foreign pension fund. Alternatively, under proposed Treasury Regulations that taxpayers generally may rely on, but which are subject to change, a “qualified controlled entity” is a trust or corporation organized under the laws of a foreign country all of the interests of which are held by one or more qualified foreign pension funds either directly or indirectly through one or more qualified controlled entities or partnerships. Distributions that are attributable to gain from the sales of USRPIs received by qualified foreign pension funds or qualified controlled entities will not be subject to U.S. federal income or withholding tax. All other distributions received by qualified foreign pension funds or qualified controlled entities will be taxed as described above under “—Dividends.” Gain of a qualified foreign pension fund or qualified controlled entity from the sale or exchange of our stock and distributions treated as gain from the sale or exchange of our stock under the rules described above under “—Dividends,” will not be subject to U.S. federal income or withholding tax, unless such gain is treated as effectively connected with the qualified foreign pension fund’s (or the qualified controlled entity’s, as applicable) conduct of a U.S. trade or business, in which case, the qualified foreign pension fund (or qualified controlled entity) generally will be subject to a tax at the same graduated rates applicable to U.S. stockholders, unless an applicable income tax treaty provides otherwise, and may be subject to the 30% branch profits tax on its effectively connected earnings and profits, subject to adjustments, in the case of a foreign corporation.

Withholding on Certain Foreign Accounts and Entities. The Foreign Account Tax Compliance Act (“FATCA”) provisions of the Code impose withholding tax on “withholdable payments” made to foreign financial institutions (“FFIs”) and non-financial foreign entities (“NFFEs”), unless certain certification, reporting on U.S. account holders or substantial U.S. owners, and other specified requirements are satisfied or the FFI or NFFE qualifies for an exemption from FATCA withholding. Any foreign governments, any political subdivision of a foreign government, any wholly owned agency or instrumentality of any one or more of the foregoing, and certain retirement funds are treated as exempt beneficial owners, payments to which are exempt from FATCA withholding. In addition, the U.S. has entered into certain Model 1 Intergovernmental Agreements (“IGAs”) pursuant to which FFIs in such jurisdictions will report directly to their own governments, and those governments will, in turn, exchange such information with the U.S. Payments made under such IGAs to FFIs are not subject to FATCA withholding. “Withholdable payments” include U.S. source dividends, interest and other fixed or determinable annual or periodic income. Under currently proposed Treasury Regulations, which have not yet been finalized but taxpayers are generally entitled to rely on (subject to certain limited exceptions), “withholdable payments” do not include any gross proceeds from the disposition of property of a type that can produce U.S. source dividends or interest. Failure by a non-U.S. stockholder who is subject to FATCA to comply with its certification and reporting requirements, or properly document its status as a person not subject to FATCA withholding, could cause us to be required to withhold tax at a rate of 30% on withholdable payments made to the non-U.S. stockholder. A credit or refund of such withheld tax may be claimed by the beneficial owner of the payment to which such withheld tax is attributable, provided that the beneficial owner provides such information as may be required by Treasury Regulations regarding its ownership by U.S. persons, and, if the beneficial owner is a FFI, only to the extent that the withheld tax exceeds the reduced rate of withholding tax to which it is entitled under an applicable treaty. You should consult your own tax advisors regarding the FATCA requirements.

Information Reporting and Backup Withholding. Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a United States person.

Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided the required information is furnished to the IRS.

State, Local and Foreign Taxes

We and/or holders of our stock may be subject to state, local and foreign taxation in various state or local or foreign jurisdictions, including those in which we or they transact business or reside. The foreign, state and local tax treatment of us and of holders of our stock may not conform to the United States federal income tax considerations discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state, local and foreign tax laws on an investment in our common stock or preferred stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and holders of our equity and debt securities may be enacted, amended or repealed. Changes to the federal tax laws and to interpretations of the federal tax laws could adversely affect an investment in our equity or debt securities.

Taxation of Holders of Certain Fixed Rate Debt Securities

This section describes the material United States federal income tax considerations relating to the ownership of the fixed rate debt securities that The Macerich Company may offer for general information only. It is not tax advice. Except for the limited discussion of original issue discount below, it applies only if the fixed rate debt securities purchased are not original issue discount or zero coupon debt securities and such fixed rate debt securities are acquired in the initial offering at the offering price. If these fixed rate debt securities are purchased at a price other than the offering price, the amortization bond premium or market discount rules may apply. Prospective holders should consult their own tax advisors regarding these possibilities.

The tax considerations relating to the ownership of any zero coupon debt securities, original issue discount debt securities, floating rate debt securities, convertible or exchangeable debt securities, or indexed debt securities that we offer will be discussed in the applicable prospectus supplement.

Taxation of Taxable U.S. Holders

The term “U.S. Holder” means any beneficial owner of a debt security that for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•

any trust if (1) a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

The term “Non-U.S. Holder” shall refer to a beneficial owner of a debt security that is a nonresident alien individual or a non-U.S. corporation.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of debt securities, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of debt securities that is a partnership, and partners in such partnership, should consult their tax advisors about the U.S. federal income tax consequences of purchasing, holding and disposing of debt securities.

Interest and Original Issue Discount. If the issue price of a debt security is less than its stated redemption price at maturity, then the debt security will be treated as being issued with original issue discount (“OID”) for U.S. federal income tax purposes unless the difference between the debt security’s issue price and its stated redemption price at maturity is less than a statutory de minimis amount. Generally, the “issue price” of a debt security is the first price at which a substantial amount of the debt securities is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “stated redemption price at maturity” of a debt security is the total of all payments to be made under the debt security other than qualified stated interest (generally, stated interest that is unconditionally payable in cash at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments); and, generally, is expected to equal the principal amount of the debt security. The amount of OID on the debt security will be de minimis if it is less than 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity.

If the difference between the issue price and the stated redemption price at maturity of a debt security is more than the statutory de minimis amount, the debt security will be treated as having been issued with OID. The amount of OID on a debt security, which is equal to the difference, must be included in income as ordinary interest as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder’s regular method of tax accounting.

Stated interest on a debt security generally will be included in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with the U.S. Holder’s regular method of tax accounting.

Disposition of the Debt Securities. Upon the sale, exchange, redemption, repurchase, retirement or other disposition of a debt security, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income if not previously included in such holder’s income) and (ii) such U.S. Holder’s adjusted tax basis in the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will equal the cost of the debt security to such Holder (A) increased by the amount of OID (if any) previously included in income by such Holder and (B) decreased by the amount of any payments other than qualified stated interest payments. Capital gain or loss recognized upon the disposition of a debt security will be a long-term capital gain or loss if the debt security was held for more than one year. The deductibility of capital losses is subject to limitations.

Medicare Tax. A U.S. Holder that is an individual is subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which will be between $125,000 and $250,000, depending on the individual’s circumstances). Estates and trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the same 3.8% tax on the lesser of their undistributed net investment income and the excess of their adjusted gross income over a certain threshold. A holder’s net investment income will generally include its gross interest income and its net gains from the disposition of notes, unless such interest or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in the notes.

Information Reporting and Backup Withholding

We will report to our U.S. Holders and to the IRS the amount of stated interest payments and payments of the proceeds from the sale, exchange, redemption, repurchase, retirement or other disposition of a debt security made to a U.S. Holder, and the amount we withhold, if any. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding at a rate of up to 24% with respect to distributions unless the holder:

•	is a corporation or comes within certain exempt categories and, when required, demonstrates that fact, or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A noteholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the noteholder’s income tax liability. For a discussion of the backup withholding rules as applied to non-U.S. Holders, see “—Taxation of Non-U.S. Holders of Debt Securities.”

Taxation of Tax-Exempt U.S. Holders of Debt Securities

Assuming the debt security is debt for tax purposes, interest income accrued on the debt security should not constitute unrelated business taxable income to a tax-exempt U.S. Holder. As a result, a tax-exempt U.S. Holder generally should not be subject to U.S. federal income tax on the interest income accruing on our debt securities. Similarly, any gain recognized by the tax-exempt U.S. Holder in connection with a sale of the debt security generally should not be unrelated business taxable income unless the U.S. Holder holds our debt securities for sale to customers in its ordinary course of business. However, if a tax-exempt U.S. Holder were to finance its acquisition of the debt security with debt, a portion of the interest income and gain attributable to the debt security would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Tax-exempt U.S. Holders should consult their own counsel to determine the potential tax consequences of an investment in our debt securities.

Taxation of Non-U.S. Holders of Debt Securities

The rules governing the U.S. federal income taxation of a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. Holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in the debt securities.

Interest and Original Issue Discount. A Non-U.S. Holder holding the debt securities on its own behalf generally will be exempt from U.S. federal income and withholding taxes on payments of noncontingent interest (including OID) on a debt security so long as such payments are not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, unless such Non-U.S. Holder is (i) a direct or indirect 10% or greater stockholder of The Macerich Company, (ii) a controlled foreign corporation related to The Macerich Company, as applicable, or (iii) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business.

In order for a Non-U.S. Holder that is an individual or corporation (or entity treated as such for U.S. federal income tax purposes) to qualify for the exemption from taxation on noncontingent interest (including OID), the “withholding agent” (generally, the last U.S. payor or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) must have received a statement (generally made on IRS Form W-8BEN or W-8BEN-E) from the individual or corporation that: (i) is signed under penalties of perjury by the beneficial owner of the debt security, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the beneficial owner’s name and address. Certain securities clearing organizations and other entities that are not beneficial owners may provide a signed statement accompanied by a copy of the beneficial owner’s IRS Form W-8BEN or W-8BEN-E to the withholding agent. A Non-U.S. Holder that is not an individual or corporation (or an entity treated as a corporation for U.S. federal income tax purposes) holding the debt securities on its own behalf may have substantially increased reporting requirements and should consult its tax advisor.

To the extent that interest income (including OID) with respect to a debt security is not exempt from U.S. withholding tax as described above, a Non-U.S. Holder may still be able to eliminate or reduce such taxes under an applicable income tax treaty.

Disposition of the Debt Securities. Any gain realized on the sale, redemption, exchange, retirement, repurchase or other taxable disposition of a debt security by a Non-U.S. Holder (except to the extent such amount is attributable to accrued but unpaid stated interest, which would be taxable as described above) will be exempt from U.S. federal income and withholding taxes so long as: (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, (ii) in the case of a nonresident alien individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year, and (iii) the debt securities do not constitute USRPIs, within the meaning of FIRPTA.

Except to the extent that an applicable income tax treaty otherwise provides, a Non-U.S. Holder whose gain or interest income (including OID) with respect to a debt security is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, although exempt from the withholding tax previously discussed provided the holder furnishes an IRS form W-8ECI, will generally be subject to U.S. federal income tax on the gain or interest income at regular U.S. federal income tax rates, as if the holder were a U.S. person. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “dividend equivalent amount” within the meaning of the Code for the taxable year, subject to adjustment, unless it qualifies for a lower rate or an exemption under an applicable tax treaty.

Withholding on Certain Foreign Accounts and Entities. FATCA imposes withholding tax on “withholdable payments” made to FFIs and NFFEs, unless certain certification, reporting on U.S. account holders or substantial U.S. owners, and other specified requirements are satisfied or the FFI or NFFE qualifies for an exemption from FATCA withholding. Any foreign governments, any political subdivision of a foreign government, any wholly owned agency or instrumentality of any one or more of the foregoing, and certain retirement funds are treated as exempt beneficial owners, payments to which are exempt from FATCA withholding. In addition, the U.S. has entered into IGAs pursuant to which FFIs in such jurisdictions will report directly to their own governments, and those governments will, in turn, exchange such information with the U.S. Payments made under such IGAs to FFIs are not subject to FATCA withholding. “Withholdable payments” include U.S. source dividends, interest and other fixed or determinable annual or periodic income. Under currently proposed Treasury Regulations, which have not yet been finalized but taxpayers are generally entitled to rely on (subject to certain limited exceptions), “withholdable payments” do not include any gross proceeds from the disposition of property of a type that can produce U.S. source dividends or interest. Failure by a Non-U.S. Holder who is subject to FATCA to comply with its certification and reporting requirements, or properly document its status as a person not subject to FATCA withholding, could cause us to be required to withhold tax at a rate of 30% on withholdable payments made to the Non-U.S. Holder. A credit or refund of such withheld tax may be claimed by the beneficial owner of the payment to which such withheld tax is attributable, provided that the beneficial owner provides such information as may be required by Treasury Regulations regarding its ownership by U.S. persons, and, if the beneficial owner is a FFI, only to the extent that the withheld tax exceeds the reduced rate of withholding tax to which it is entitled under an applicable treaty. You should consult your own tax advisors regarding the FATCA requirements.

Information Reporting and Backup Withholding. Information reporting requirements and backup withholding generally will not apply to payments on a debt security to a Non-U.S. Holder if the statement described in “Non-U.S. Holders of the Debt Securities” is duly provided by such holder, provided that the withholding agent does not have actual knowledge that the holder is a United States person. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury Regulations), unless such broker (i) is a United States person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a controlled foreign corporation within the meaning of the Code or (iv) is a U.S. branch of a foreign bank or a foreign insurance company. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii) or (iii) of the preceding sentence will not be subject to backup withholding, but will be subject to the information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the debt security provides the statement described in “—Non-U.S. Holders of the Debt Securities” or otherwise establishes an exemption. Any amount withheld from a payment to a holder of a debt security under the backup withholding rules is allowable as a credit against such holder’s U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC that are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

Sales by Us

We may sell the securities under this prospectus in one or more transactions from time to time, including without limitation:

•	to or through one or more underwriters or dealers;

•	directly to investors;

•	through agents; or

•	through a combination of any of these methods.

In addition, the manner in which we may sell some or all of the securities offered by this prospectus includes, without limitation, through:

•	a block trade in which the dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchases; or

•	privately negotiated transactions.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Sales of the securities may be effected from time to time in one or more transactions, including privately negotiated transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

As applicable, we, and our respective underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities. We will set forth in a prospectus supplement the terms and offering of securities by us, including:

•	the names of any underwriters, dealers or agents;

•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•	any discounts, concessions or commissions allowed or reallowed or paid to dealers;

•	details regarding options, if any, under which underwriters may purchase additional securities from us, if any;

•	any delayed delivery arrangements;

•	the public offering price or purchase price of the securities being offered and the proceeds we will receive from the sale;

•	the public offering price; and

•	the securities exchanges on which such securities may be listed, if any.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third parties (or affiliates of such third parties) in such sale transactions by us are or may be deemed to be underwriters under the Securities Act, we will identify them in an applicable prospectus supplement (or a post-effective amendment).

Our common stock or preferred stock may be issued upon conversion of our debt securities or in exchange for our debt securities. Our common stock may also be issued upon conversion of our preferred stock. Additionally, securities may be issued upon exercise of our warrants.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Underwriters, Agents and Dealers. Any underwritten offering may be on a best efforts or a firm commitment basis. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. We may use underwriters with which we have a material relationship and will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell the securities through agents from time to time. When we sell securities through agents, the prospectus supplement will name any agent involved in the offer or sale of securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of our securities an option to purchase additional securities in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement for any securities offered by us will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.

Stabilization Activities. In connection with an offering through underwriters, an underwriter may, to the extent permitted by applicable rules and regulations, purchase and sell securities in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering, which creates a short position. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering, if any. In determining the source of shares to close out the underwriters’ covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. Transactions to close out the underwriters’ covered short position involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the underwriters’ over-allotment option. “Naked” short sales, which may be prohibited or restricted by applicable rules and regulations, are any sales in excess of the over-allotment option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a member of the underwriting syndicate when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Direct Sales. We may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

Trading Market and Listing of Securities. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. The securities other than common stock may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Sales by Selling Securityholders

The selling securityholders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling securityholders (including, but not limited to, persons who receive securities from a named selling securityholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling securityholders” in this prospectus. The selling securityholders may sell the securities by one or more of the following methods, without limitation:

•

block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the securities, whether or the options are listed on an options exchange;

•	through the distribution of the securities by any securityholders to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and any securityholder to sell a specified number of the securities at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The securityholders may also transfer the securities by gift.

The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling securityholder. Broker-dealers may agree with a selling securityholder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling securityholders. The number of a selling securityholder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling securityholder’s securities will otherwise remain unchanged. In addition, a selling securityholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

The selling securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling securityholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling securityholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling securityholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling securityholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We may agree to indemnify the selling securityholders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling securityholders may agree to indemnify us, the other selling securityholders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling securityholders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling securityholders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

We will not receive any proceeds from sales of any securities by the selling securityholders.

We cannot assure you that the selling securityholders will sell all or any portion of the securities offered hereby.

We will supply the selling securityholders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling securityholder, we will file a prospectus supplement setting forth:

•	the names of any underwriters, dealers or agents;

•	the aggregate number of securities to be sold;

•	the public offering price or purchase price of the securities being offered;

•	the public offering price; and

•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation.

If a selling securityholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts and by Venable LLP, Baltimore, Maryland, with respect to matters of Maryland law.

EXPERTS

The consolidated financial statements of the Company and the related financial statement schedule III—Real Estate and Accumulated Depreciation as of December 31, 2019 and 2018 and for each of the years in the three year period ended December 31, 2019, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019, have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.